EXECUTION VERSION

SHAREHOLDER AGREEMENT
BETWEEN
AXA EQUITABLE HOLDINGS, INC.
AND
AXA S.A.
DATED AS OF May 4, 2018

ARTICLE I
DEFINITIONS
1.1	Definitions.	1
1.2	Beneficial Ownership.	6
1.3	Timing of Provisions.	6
ARTICLE II
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
2.1	Charter and By-Laws.	7
2.2	Board of Directors.	7
2.3	Audit Committee of the Board of Directors.	8
2.4	Compensation Committee of the Board of Directors.	9
2.5	Nominating and Governance Committee of the Board of Directors.	10
2.6	Finance and Risk Committee of the Board of Directors.	11
2.7	Executive Committee of the Board of Directors.	11
2.8	Management Risk Committee.	12
2.9	Asset Liability Management Committee.	12
2.10	Implementation.	13
ARTICLE III
AXA APPROVAL AND CONSENT RIGHTS
3.1	AXA Approval and Consent Rights at Thirty Percent Threshold.	13
3.2	Implementation.	16
ARTICLE IV
INFORMATION, DISCLOSURE AND FINANCIAL ACCOUNTING
4.1	Information Rights During Equity Accounting Periods.	16
4.2	Information Rights During Full Consolidation Periods.	17
4.3	General Information Requirements.	18
4.4	Reporting Coordination Committee.	19
4.5	Matters Concerning Auditors.	19
4.6	Release of Information and Public Filings.	20
4.7	Information in Connection with Regulatory or Supervisory Requirements.	21
4.8	Implementation with Respect to Legal Disclosures.	22
4.9	Expenses.	23
ARTICLE V
SUBSEQUENT SALES OF COMMON STOCK
5.1	Registration Rights.	23
5.2	Lock-Up Provisions.	23
ARTICLE VI
OTHER PROVISIONS
6.1	Other Agreements.	24
6.2	Related Party Transaction Policy.	24
6.3	Certain Policies and Procedures.	24
6.4	Access to Personnel and Data.	25
6.5	Access to Historical Records.	25

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6.6	Indemnification; Liability Insurance.	26
ARTICLE VII
REQUIREMENTS WITH RESPECT
TO AXA-GUARANTEED OBLIGATIONS
7.1	Reimbursement Obligations with Respect to AXA Guarantees.	29
ARTICLE VIII
INDEMNIFICATION
8.1	General Cross Indemnification.	30
8.2	Procedure.	30
8.3	Other Matters.	31
ARTICLE IX
DISPUTE RESOLUTION
9.1	Negotiation and Mediation.	31
9.2	Arbitration.	32
9.3	Confidentiality.	33
ARTICLE X
GENERAL PROVISIONS
10.1	Obligations Subject to Applicable Law.	34
10.2	Notices.	34
10.3	Specific Performance; Remedies.	34
10.4	Applicable Law.	35
10.5	Severability.	35
10.6	Confidential Information.	35
10.7	Amendment, Modification and Waiver.	35
10.8	Assignment.	36
10.9	Further Assurances.	36
10.10	Third Party Beneficiaries.	36
10.11	Discretion of Parties.	36
10.12	Entire Agreement.	36
10.13	Term.	36
10.14	Counterparts.	37

Schedules and Annexes
Schedule 1.1A - AXA Guarantees
Schedule 1.1B - Other Agreements
Schedule 2.2(a) - Board of Directors
Schedule 4.6(b) - Public Reporting Protocol Prior to Majority Holder Date
Annex A - Registration Rights Agreement
Annex B - Form of Amended and Restated Certificate of Incorporation
Annex C - Form of Amended and Restated By-Laws

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SHAREHOLDER AGREEMENT
This Shareholder Agreement, dated as of May 4, 2018 (this “Agreement”) is between AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”), and AXA S.A., a société anonyme formed under the laws of France (“AXA”) (each a “Party” and, collectively, the “Parties”).
RECITALS:
WHEREAS, AXA is the direct owner of all of the issued and outstanding Common Stock (as defined herein) of the Company immediately prior to the date hereof;
WHEREAS, following Completion of the IPO (as defined herein), AXA will continue to own a majority of the outstanding Common Stock; and
WHEREAS, the Parties hereto wish to set forth certain agreements that will govern certain matters between them following the Completion of the IPO.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions.
In this Agreement, the following terms shall have the following meanings:
“ACPR” means Autorité de Contrôle Prudentiel et de Résolution.
“Actions” has the meaning set forth in Section 8.1(a).
“Agreed Coverage” has the meaning set forth in Section 6.6(b).
“Agreement” and “hereof” and “herein” means this Shareholder Agreement, including all amendments, modifications and supplements and all annexes and schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.
“AMF” means Autorité des Marchés Financiers.
“Applicable Law” means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, published regulatory policy or guideline, order, judgment, injunction, decree, award or writ of any court, tribunal or other regulatory authority, arbitrator, governmental authority, or other Person having jurisdiction, or any consent, exemption, approval or license of any governmental authority that applies in whole or in part to a Party and, with respect to the Company, includes the Exchange Act, the Securities Act, the General Corporation Law of the State of Delaware, the rules of the SEC, insurance company laws and all related regulations, guidelines and instructions and the rules of the Exchange and any other exchange or quotation system on which the securities of the Company are listed or traded from time to time.
“AXA” has the meaning set forth in the preamble to this Agreement.
“AXA Auditor” means the independent certified public accountants responsible for conducting the audit of AXA’s annual financial statements.

“AXA Director” means a Director specified on Schedule 2.2(a) as an AXA Director, designated by AXA pursuant to its designation rights set forth in Section 2.2(e) hereof or otherwise designated in writing by AXA to the Board of Directors to act in such capacity, and “AXA Directors” has a correlative meaning. Any AXA Director may, at the discretion of AXA, be an Independent Director.
“AXA Executive Officer” means the Chief Executive Officer of AXA.
“AXA Group Standards” means the AXA Group Standards which apply to all AXA Group entities where AXA has the majority of the voting rights or otherwise exercises control.
“AXA Guarantees” means the guarantee obligations set forth on Schedule 1.1A hereto.
“AXA Individual” has the meaning set forth in Section 6.6(m).
“Bankruptcy Laws” means Title 11 of the United States Code, as amended, and other Federal, State or foreign laws principally dealing with the liquidation, reorganization, administration, conservatorship or receivership of insolvent debtors, including provisions of Federal, state and foreign laws and regulation principally dealing with the rehabilitation or liquidation of regulated insurance entities.
“Board of Directors” means the board of directors of the Company from time to time.
“Business Day” means any day except a (i) Saturday, (ii) Sunday, (iii) any day on which the principal office of the Company or of AXA is not open for business, and (iv) any other day on which commercial banks in New York or in France are authorized or obligated by law or executive order to close.
“Capital Stock” means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) the equity capital of a Person or a security convertible (whether or not such conversion is contingent or conditional) into the equity capital of a Person.
“Cause” means (i) the willful failure of an employee to perform substantially his or her duties as an employee of the Company or any of its affiliates after reasonable notice to the employee of such failure; (ii) the employee’s willful misconduct that is materially injurious to the Company or any of its affiliates; (iii) the employee’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony (other than a felony involving “limited vicarious liability”); or (iv) the willful breach of any written covenant or agreement with the Company or any of its affiliates not to disclose any information pertaining to the Company or any of its affiliates or not to compete or interfere with the Company or any of its affiliates. “Limited vicarious liability” shall mean any liability which is (i) based on acts of the Company for which the employee is responsible solely as a result of his or her office(s) with the Company and (ii) provided that (x) he or she was not directly involved in such acts and either had no prior knowledge of such intended actions or promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (y) he or she did not have a reasonable basis to believe that a law was being violated by such acts. No act or failure to act will be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that this action or omission was in the best interests of the Company.
“CEO” means the Chief Executive Officer of the Company from time to time (or the equivalent successor position), as appointed by the Board of Directors.
“CFO” means the Chief Financial Officer of the Company from time to time (or the equivalent successor position), as appointed by the Board of Directors.
“Common Stock” means the common stock, par value $0.01, of the Company.
“Company” has the meaning set forth in the preamble to this Agreement.

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“Company Auditor” means the independent registered public accounting firm responsible for conducting the audit of the Company’s annual financial statements.
“Company Slate” means the candidates for election as Director proposed or recommended by the Board of Directors to the Company’s stockholders in connection with a meeting of stockholders.
“Completion of the IPO” means the occurrence of the settlement of the first sale of Common Stock pursuant to the IPO Registration Statement.
“COO” means the Chief Operating Officer of the Company from time to time (or the equivalent successor position), as appointed by the Board of Directors.
“Coverage Change” has the meaning set forth in Section 6.6(e).
“Critical Policy” has the meaning set forth in Section 6.3(a).
“CRO” means the Chief Risk Officer of the Company from time to time (or the equivalent successor position), as appointed by the Board of Directors.
“Debt Exchange Offer” means the registered exchange offer for the 3.900% senior notes due 2023, the 4.350% senior notes due 2028 and the 5.000% senior notes due 2048 pursuant to the registration rights agreement, dated April 20, 2018, by and among the Company, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC.
“Delaware Courts” means the U.S. federal and Delaware State courts located in the City of Wilmington in the State of Delaware.
“Director” means a member of the Board of Directors and “Directors” has a correlative meaning.
“Disclosure Controls and Procedures” means controls and other procedures designed to ensure that information required to be disclosed by the Company and AXA under Applicable Law is recorded, processed, summarized and reported within applicable time periods, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including the CEO and CFO, and to AXA, as appropriate to allow timely decisions regarding required disclosure.
“Dispute” has the meaning set forth in Section 9.1(a) hereof.
“Dispute Resolution Process” has the meaning set forth in Section 9.1(a) hereof.
“Equity Awards” means a grant to a Director, employee or financial professional of the Company or one of its Subsidiaries of vested or unvested shares of Common Stock or restricted Common Stock, options to acquire shares of Common Stock, restricted stock units, “phantom” stock units or similar interests in the Company’s common equity, in each case pursuant to an equity compensation plan approved by the Board of Directors.
“Exchange” means the New York Stock Exchange.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Executive Officer” means the CEO, CFO, COO and all other Persons qualifying as “officers” of the Company for purposes of Rule 16a-1(f) under the Exchange Act.
“First Threshold Date” means the first date on which AXA ceases to beneficially own at least 35% of the outstanding Common Stock.

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“Fourth Threshold Date” means the date on which AXA ceases to beneficially own at least 10% of the outstanding Common Stock.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.
“Governmental Authority” means ACPR, AMF and any federal, state, local, domestic or foreign agency, court, tribunal, administrative body, arbitration panel, department or other legislative, judicial, governmental, quasi-governmental entity or self-regulatory organization with competent jurisdiction.
“Group NAS Policy” means the AXA policy on Auditor Independence and the Provision of Non-Audit Services from time to time.
“IFRS” means International Financial Reporting Standards, as adopted by the European Union.
“Indemnifying Party” has the meaning set forth in Section 8.2(a).
“Indemnitee” has the meaning set forth in Section 8.2(a).
“Independent Director” means a Director who is both (i) a NYSE Independent Director and (ii) “independent” for purposes of Rule 10A-3(b)(1) under the Exchange Act.
“Information Party” has the meaning set forth in Section 4.8(c) hereof.
“Internal Control Over Financial Reporting” means a process designed by, or under the supervision of, the CEO and CFO and effected by the Board of Directors, Company management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Board of Directors and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.
“IPO Registration Statement” means the Registration Statement on Form S-1, as amended, relating to the initial public offering of the Common Stock.
“Losses” has the meaning set forth in Section 8.1(a).
“Majority Holder Date” means the first date on which AXA ceases to beneficially own more than 50% of the outstanding Common Stock.
“Notice of Dispute” has the meaning set forth in Section 9.1(a).
“NYSE Independent Director” means a Director who is “independent” within the meaning of that term used in Rule 303A.02 of the NYSE Manual, taking into account the additional factors specified in Rule 303A.02(a)(ii) for compensation committee members.
“NYSE Manual” means the Listed Company Manual of the New York Stock Exchange, as amended.
“Other Agreements” means those agreements between the Company or its Subsidiaries and AXA or its Subsidiaries and listed on Schedule 1.1B hereto.

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“Party” and “Parties” have the respective meanings set forth in the preamble to this Agreement.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.
“Qualified Compensation Director” means a Director who is a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act.
“Registration Rights Agreement” means the registration rights agreement dated the date hereof between the Company and AXA in the form attached hereto as Annex A.
“Regulation S-K” means Regulation S-K, as amended, under the Securities Act.
“SEC” means the United States Securities and Exchange Commission.
“Second Threshold Date” means the date on which AXA ceases to beneficially own at least 30% of the outstanding Common Stock.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Sign Off Procedures” means the accounting and financial sign-off procedure for half year and full year financial closing communicated to the Company from time to time.
“Subsidiary” of a Party shall mean any corporation, partnership, joint venture, limited liability company, association or other entity of which such Party has the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or similar ownership interests, including any securities or similar ownership interests which are voting only upon the occurrence of a contingency where such contingency has occurred and is continuing. For purposes of this Agreement, (i) no investment fund, investment company, collective investment trust or similar vehicle sponsored, formed or seeded by the Company or any of its Subsidiaries shall be deemed to be a Subsidiary of the Company and (ii) the Company and its Subsidiaries shall not be deemed to be Subsidiaries of AXA.
“Third Threshold Date” means the date on which AXA ceases to beneficially own at least 20% of the outstanding Common Stock.
“Trademark License Agreement” means the trademark license agreement, dated May 4, 2018, between AXA S.A. and the Company.
“Wholly Owned Subsidiary” means a Subsidiary, 100% of the Capital Stock of which is owned, directly or indirectly, by a Party.
1.2    Beneficial Ownership.
For purposes of this Agreement, AXA shall be deemed to beneficially own securities which are beneficially owned by AXA’s Subsidiaries.
1.3    Timing of Provisions.
In this Agreement, any provision which applies “until” a specified date shall apply on such specified date, and shall cease to apply on the date immediately following such specified date.
ARTICLE II
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

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2.1    Charter and By-Laws.
(a)    The Company shall no later than the Completion of the IPO, file with the Secretary of State of the State of Delaware, and cause to become effective, the amended and restated certificate of incorporation in the form attached hereto as Annex B.
(b)    The Board of Directors shall no later than the Completion of the IPO, adopt the amended and restated by-laws in the form attached hereto as Annex C.
2.2    Board of Directors.
(a)    As of the Completion of the IPO, the Board of Directors shall consist of nine members, and from the Completion of the IPO until the Majority Holder Date, subject to Section 2.2(g), the Company and AXA shall use their best efforts to cause the Board of Directors to consist of nine members, in each case as follows:

(i)	the CEO;

(ii)	five AXA Directors; and

(iii)	three Independent Directors.
(b)    Until the Majority Holder Date, the Company shall, and shall use its best efforts to cause the Board of Directors to, cause the Chairman of the Board of Directors to be an AXA Director.
(c)    At all times, at least two of the Independent Directors shall also be Qualified Compensation Directors.
(d)    Until the Second Threshold Date, the Company shall not change the number of Directors on the Board of Directors without the consent of AXA.
(e)    AXA shall have the right to include on each Company Slate the following number of Directors, which shall each be designated as “AXA Directors”:

(i)	Until the Majority Holder Date, a majority of the Directors on the Board of Directors (or such lower number as AXA shall determine);

(ii)	After the Majority Holder Date and until the First Threshold Date: three;

(iii)	After the First Threshold Date and until the Fourth Threshold Date: two; and

(iv)	After the Fourth Threshold Date, none.
(f)    Until the Fourth Threshold Date, the Company shall, and shall use its best efforts to cause the Board of Directors to, do each of the following:

(i)	cause there to be on the Board of Directors at all times that number of AXA Directors for which AXA maintains designation rights pursuant to Section 2.2(e);

(ii)
fill any vacancy on the Board of Directors created by the resignation, removal or incapacity of any AXA Director with another AXA Director candidate identified by AXA, to the extent AXA would at such time have designation rights for such AXA Director candidate pursuant to Section 2.2(e); and

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(iii)	not permit the removal of any AXA Director without AXA’s consent, to the extent AXA would at such time have designation rights for such AXA Director pursuant to Section 2.2(e).
(g)    Unless otherwise consented to by the Company, AXA shall cause within 60 days of: (i) the Majority Holder Date, two AXA Directors (such AXA Directors to be designated by AXA) to resign from the Board of Directors if at such time there are more than three AXA Directors on the Board of Directors, (ii) the First Threshold Date, one AXA Director (such AXA Director to be designated by AXA) to resign from the Board of Directors if at such time there are more than two AXA Directors on the Board of Directors and (iii) the Fourth Threshold Date, any remaining AXA Directors to resign from the Board of Directors.
2.3    Audit Committee of the Board of Directors.
(a)    As of the Completion of the IPO, the Board of Directors shall have established an audit committee that shall consist of (i) three Independent Directors and (ii) one AXA Director (so long as such AXA Director shall also meet the standard for audit committee membership as set forth in the NYSE Manual) who shall be appointed by the Board of Directors. Until the date immediately preceding the first anniversary of the date upon which the IPO Registration Statement becomes effective, such AXA Director need not be an Independent Director. On or prior to the earlier of the first anniversary of the date upon which the IPO Registration Statement becomes effective and the Second Threshold Date, any AXA Director shall resign from the audit committee and, thereafter, such committee shall consist of three Independent Directors.
(b)    If the Second Threshold Date occurs after the first anniversary of the date upon which the IPO Registration Statement becomes effective, then until the Second Threshold Date, AXA shall have the right to designate one Independent Director to the audit committee, so long as such Independent Director shall also meet the standards for audit committee membership as set forth in the NYSE Manual.
(c)    The audit committee shall have responsibilities and authority consistent with Rule 10A-3 under the Exchange Act and Rule 303A.07 of the NYSE Manual, and such additional responsibilities and authority, not inconsistent with this Agreement, as shall be delegated to it by the Board of Directors from time to time.
(d)    The audit committee shall have at all times at least one member who is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.
2.4    Compensation Committee of the Board of Directors.
(a)    As of the Completion of the IPO, the Board of Directors shall have established a compensation committee that shall consist of (i) two Independent Directors (which are also Qualified Compensation Directors) and (ii) one AXA Director (as determined by the Board of Directors). Until the Majority Holder Date, AXA shall have the right to designate one AXA Director who shall be appointed by the Board of Directors to the compensation committee. Within 60 days of the Majority Holder Date, such AXA Director shall resign from the compensation committee and thereafter, the compensation committee shall consist of three Independent Directors. After the Majority Holder Date and until the Second Threshold Date, AXA shall have the right to designate one Independent Director to the compensation committee.
(b)    From the Completion of the IPO until the Majority Holder Date, the following provisions will apply:

(i)	the compensation committee of the Board of Directors shall be responsible for:

(A)	reviewing and approving the compensation of each of the Executive Officers;

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(B)	reviewing the equity compensation plans and other compensation plans of the Company, and making recommendations to the Board of Directors as to any changes to such plans;

(C)	making recommendations to the Board of Directors as to performance-based awards and target levels under performance-based compensation arrangements;

(D)	preparing, or supervising the preparation of, the report required by Item 407(e)(5) of Regulation S-K for inclusion in the Company’s proxy statement; and

(E)	such other responsibilities, not inconsistent with this Agreement, as shall be delegated to it by the Board of Directors from time to time; and

(ii)	the Board of Directors shall be responsible for:

(A)	approving and adopting the equity compensation plans and other compensation plans of the Company; and

(B)	approving performance-based awards and target levels under performance-based compensation arrangements.
(c)    On the Majority Holder Date (or on such earlier date as AXA shall determine), to the extent not already so delegated, the Board of Directors shall delegate to the compensation committee the responsibilities and authority set forth in Section 303A.05 of the NYSE Manual.
(d)    From the Completion of the IPO until the Majority Holder Date, and during any other time that the compensation committee includes members who are not Qualified Compensation Directors, the compensation committee shall maintain a subcommittee consisting solely of two or more Qualified Compensation Directors who shall be responsible for:

(i)	approving any grants of equity or equity-based compensation awards to an Executive Officer or Director of the Company; and

(ii)	such other matters as shall be delegated to the subcommittee by the compensation committee or as shall be required by Applicable Law to be approved or determined by Qualified Compensation Directors.
(e)    From the Completion of the IPO until the Majority Holder Date, and except for those matters specifically reserved in Section 2.4(d) for approval by a subcommittee of Qualified Compensation Directors, the compensation committee shall only act with the consent of a majority of the members of the compensation committee, which majority must include an AXA Director, unless such action is required by Applicable Law to be approved solely by Independent Directors.
(f)    Following the Majority Holder Date, the compensation committee shall have responsibilities and authority consistent with Rule 303A.05 of the NYSE Manual, and such additional responsibilities and authority, not inconsistent with this agreement, as shall be delegated to it by the Board of Directors from time to time.
2.5    Nominating and Governance Committee of the Board of Directors.
(a)    As of the Completion of the IPO, the Board of Directors shall have established a nominating and governance committee consisting of (i) two Independent Directors and (ii) one AXA Director (as determined by the Board of Directors). Until the Majority Holder Date, AXA shall have the right to designate one AXA Director who will be appointed by the Board of Directors to the nominating and governance committee. Within 60 days of the Majority Holder Date, such AXA Director shall resign from the nominating and governance committee and,

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thereafter, the nominating and governance committee shall consist of three Independent Directors. After the Majority Holder Date and until the Second Threshold Date, AXA shall have the right to designate one Independent Director to the nominating and governance committee.
(b)    Until the Majority Holder Date, the nominating and governance committee shall only act with the consent of a majority of the members of the committee, which majority must include an AXA Director, unless such action is required by Applicable Law to be approved solely by Independent Directors.
(c)    The nominating and governance committee shall at all times exercise the responsibilities and authority set forth under Rule 303A.04 of the NYSE Manual, and such additional responsibilities and authority, not inconsistent with this agreement, as shall be delegated to it by the Board of Directors from time to time, subject in each case to AXA’s designation rights under Section 2.2(e) hereof.
2.6    Finance and Risk Committee of the Board of Directors.
(a)    As of the Completion of the IPO, the Board of Directors shall have established a finance and risk committee consisting of three Independent Directors as shall be determined by the Board of Directors and with such responsibilities, not inconsistent with this Agreement, as shall be determined by the Board of Directors.
(b)    Until the Second Threshold Date, AXA shall have the right to designate one of the three Independent Directors constituting the finance and risk committee.
2.7    Executive Committee of the Board of Directors.
(a)    As of the Completion of the IPO, the Board of Directors shall have established an executive committee consisting of:

(i)	the CEO;

(ii)	one Independent Director who is not an AXA Director; and

(iii)	two AXA Directors.
(b)    Until the Majority Holder Date, AXA shall have the right to designate two AXA Directors who will be appointed by the Board of Directors to the executive committee of the Board of Directors.
(c)    Until the Majority Holder Date, the executive committee shall only act with the consent of a majority of the members of the executive committee, which majority must include an AXA Director.
(d)    Following the Majority Holder Date but prior to the First Threshold Date, (i) AXA shall have the right to designate one AXA Director to the executive committee and (ii) one AXA Director on the executive committee of the Board of Directors may be replaced by a Director, as determined by the Board of Directors.
(e)    Following the First Threshold Date, any remaining AXA Directors may be replaced by one or more Directors, as determined by the Board of Directors.
(f)    At any time that any AXA Directors are members of the executive committee, such AXA Directors shall be available to the other committee members on short notice (generally meaning within 24 hours of any communication being sent), or shall provide for a delegate (who shall also be an AXA Director) to be available within such a time period.
(g)    The executive committee of the Board of Directors shall have such authority as shall be delegated to it by the Board of Directors from time to time; provided, however, that until the Fourth Threshold Date, the

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executive committee shall report promptly to the Board of Directors any actions or decisions it has taken in reliance on its delegated authority.
2.8    Management Risk Committee.
(a)    As of the Completion of the IPO, the Board of Directors shall have established a management risk committee, which shall be a management committee and which shall report periodically (and no less frequently than before each regularly scheduled audit committee meeting) to the audit committee of the Board of Directors.
(b)    The management risk committee shall consist of (i) the CRO and (ii) such other employees of the Company as shall be appointed from time-to-time by the CEO.
(c)    Until the Third Threshold Date, AXA shall be entitled to appoint one observer to attend each meeting of the management risk committee, and shall be sent a copy of all materials, reports and other communications from the management risk committee. The presence or participation of such observers shall not be required for the management risk committee to act, provided, however, that such presence or participation may not be interfered with by the Company.
(d)    The management risk committee shall be the principal management committee of the Company responsible for assisting the audit committee and the finance and risk committee of the Board of Directors and the Board of Directors in monitoring the Company’s risk and capital profile and policies. The Board of Directors shall be entitled to receive reports directly from the Company’s CRO.
2.9    Asset Liability Management Committee.
(a)    As of the Completion of the IPO, the Board of Directors shall have established an asset liability management committee, which shall be a management committee and which shall report periodically (and no less frequently than before each regularly scheduled meeting of the Board of Directors) to the Board of Directors.
(b)    The asset liability management committee shall consist of such employees of the Company as shall be appointed from time-to-time by the CEO.
(c)    Until the Third Threshold Date, AXA shall be entitled to appoint one observer to attend each meeting of the asset liability management committee, and shall be sent a copy of all materials, reports and other communications from the asset liability management committee. The presence or participation of such observers shall not be required for the asset liability management committee to act, provided, however, that such presence or participation may not be interfered with by the Company.
(d)    The asset liability management committee shall be the principal management committee of the Company responsible for setting the Company’s investment policies and practices and hedging strategy subject to approval by the Board of Directors, monitoring the Company’s general account and other investments and assisting the Board of Directors in its oversight of these matters.
2.10    Implementation.
(a)    The Company shall make such disclosures, and shall take such other steps, as shall be required to avail itself of such exemptions from Exchange rules and other Applicable Law so as to permit the full implementation of this Article II.
(b)    Any determination by or consent of AXA pursuant to this Article II shall be evidenced in writing signed by an AXA Executive Officer. The signature of an AXA Executive Officer who is also an AXA Director on a unanimous written consent by the Board of Directors shall not constitute consent or approval under this Section 2.10(b).

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(c)    For the avoidance of doubt, except as expressly stated above, AXA Directors (i) shall not be required to be Independent Directors or meet any standard of independence from the Company and (ii) may be officers or employees of AXA, but not of the Company.
ARTICLE III
AXA APPROVAL AND CONSENT RIGHTS
3.1    AXA Approval and Consent Rights at Thirty Percent Threshold.
(a)    Until the Second Threshold Date, the Company shall not (either directly or indirectly through a Subsidiary, or through one or a series of related transactions) take any of the following actions without the prior written consent of AXA:

(i)
Any merger, consolidation or similar transaction (or any amendment to or termination of an agreement to enter into such a transaction) involving the Company or any Subsidiary of the Company, on the one hand, and any other Person, on the other hand; other than (A) an acquisition of 100% of the Capital Stock of such other Person or (B) disposition of 100% of the Capital Stock of a Subsidiary of the Company, in each case involving consideration not exceeding $250 million;

(ii)
Any acquisition or disposition of securities, assets or liabilities (including through reinsurance on a proportional or non-proportional basis whether involving full or partial risk transfer or for other purposes of surplus or capital relief) involving consideration or book value greater than $250 million, other than transactions involving assets invested in the Company’s consolidated general account and approved in accordance with the Company’s established policies and procedures to monitor invested assets;

(iii)	Any increase or decrease in the authorized Capital Stock of the Company, or the creation of any new class or series of Capital Stock of the Company;

(iv)
Any issuance or acquisition (including stock buy-backs, redemptions, and other reductions of capital) of Capital Stock, or securities convertible into or exchangeable or exercisable for Capital Stock or equity-linked securities, of the Company or any of its Subsidiaries (including any partnership interests or units of AllianceBernstein Holding L.P. or AllianceBernstein L.P.), except:

(A)	issuances of Equity Awards;

(B)
issuances of Capital Stock of a Subsidiary to a Wholly Owned Subsidiary, or acquisitions of Capital Stock (other than any partnership interests or units of AllianceBernstein Holding L.P. or AllianceBernstein L.P.) of a Subsidiary by a Wholly Owned Subsidiary;

(C)
issuances or acquisitions of Capital Stock that, in the express judgment of the Board of Directors as stated in the authorizing resolutions thereof, are necessary to maintain compliance with covenants contained in any instrument under which the Company or any Subsidiary has issued indebtedness; and

(D)	acquisitions of Capital Stock in connection with the funding of Equity Awards or to prevent shareholder dilution from the issuance of Equity Awards.

(v)
Any issuance or acquisition (including redemptions, prepayments, open-market or negotiated repurchases or other transactions reducing the outstanding debt of the Company or any Subsidiary) of any debt security of the Company or any Subsidiary to or

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from a third party, in each case involving an aggregate principal amount exceeding $250 million, except the Debt Exchange Offer;

(vi)
Any other incurrence of a debt obligation of the Company or any Subsidiary to a third party having a principal amount greater than $250 million, except the Debt Exchange Offer and the roll-over of existing amounts of debt or other obligations (A) incurred in connection with repurchase agreements and securities lending, (B) owed to a Federal Home Loan Bank, or (C) to the extent the proceeds of which are used directly or indirectly (including for the purpose of funding portfolios that are used to fund trusts) in order to support AXXX, XXX and other similar insurance reserve requirements.

(vii)	Entry into or termination of any joint venture or cooperation arrangements involving assets having a book value exceeding $250 million;

(viii)
The listing or delisting of securities of the Company or any of its Subsidiaries on a securities exchange, other than the listing or delisting of debt securities on the Exchange or any other securities exchange located solely in the United States;

(ix)
(A) The formation of, or delegation of authority to, any new committee, or subcommittee thereof, of the Board of Directors, (B) the delegation of authority to any existing committee or subcommittee thereof not set forth in the committee’s charter or authorized by the Board of Directors prior to the Completion of the IPO or (C) any amendments to the charter (or equivalent authorizing document) of any committee, including any action to increase or decrease size of any committee (whether by amendment or otherwise), except in each case as required by Applicable Law;

(x)	The amendment (or approval or recommendation of the amendment) of the Company’s certificate of incorporation or by-laws;

(xi)
With respect to the Company or any Subsidiary, any filing or the making of any petition under Bankruptcy Laws, any general assignment for the benefit of creditors, any admission of an inability to meet obligations generally as they become due or any other act the consequence of which is to subject the Company or any Subsidiary to a proceeding under Bankruptcy Laws;

(xii)
Any commencement or settlement of material litigation or any regulatory proceedings if such litigation or regulatory proceeding is material to AXA or could reasonably be expected to have a material adverse effect on AXA’s reputation;

(xiii)
Entry into any material written agreement or settlement with, or any material written commitment to, a regulatory agency, or any settlement of a material enforcement action if such agreement, settlement or commitment is material to AXA or could reasonably be expected to have a material adverse effect on AXA’s reputation;

(xiv)	Any dissolution or winding-up of the Company;

(xv)	The election, appointment, hiring, dismissal or removal (other than for Cause) of the Company’s CEO or CFO;

(xvi)
The entry into, termination of or material amendment of any material contract with a third party, excluding, in each case, (A) any employment agreement, (B) any contract involving aggregate cumulative payments of $50 million or less or (C) any contract where entry into, termination of or material amendment of is otherwise expressly permitted by this Agreement or by any of the Other Agreements;

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(xvii)	Any material change to the nature or scope of the Company’s business immediately prior to the Completion of the IPO; or

(xviii)	Any material change in hedging strategy.
(b)    Until the later of (i) the date when AXA ceases to be required under IFRS to consolidate the financial statements of the Company with its financial statements and (ii) the Majority Holder Date, AXA shall have the right to approve the Company’s business plan or annual budget.
(c)    The Company shall not cease use of any licensed trademarks or otherwise rebrand its products and services prior to the termination of the Trademark License Agreement.
3.2    Implementation.
(a)    The consent or approval of AXA for any action for which AXA has consent or approval rights under this Article III shall be evidenced in writing signed by an AXA Executive Officer. The signature of an AXA Executive Officer who is also an AXA Director on a unanimous written consent by the Board of Directors shall not constitute consent or approval under this Section 3.2.
(b)    In exercising its rights pursuant to this Article III, AXA shall periodically consult with the Independent Directors and consider in good faith their views.
ARTICLE IV
INFORMATION, DISCLOSURE AND FINANCIAL ACCOUNTING
4.1    Information Rights During Equity Accounting Periods.
(a)    The Company agrees that, during the period beginning when Section 4.2 hereof ceases to apply and ending on the later of (A) AXA being no longer required under IFRS (x) to account in its financial statements for its holdings in the Company under an equity method or (y) to consolidate the financial statements of the Company with its financial statements and (B) the Third Threshold Date, unless AXA shall earlier provide written notice to the Company that it is opting-out of this Section 4.1(a), the Company shall provide AXA with (i) information and data relating to the business and financial results of the Company and its Subsidiaries, (ii) access, during usual business hours, to the Company’s personnel, data and systems and (iii) the information and data required by Section 4.2(a)(ii) and (iii) hereof, in each case to the extent that such information, data or access is required for AXA to meet its legal, financial or regulatory obligations or requirements (as determined by AXA in its reasonable judgment) and on or prior to any deadline set by AXA for receipt of such information, data or access.
(b)    The Company agrees that, during the period beginning when Section 4.2 hereof ceases to apply and ending on the later of (A) AXA being no longer required under IFRS (x) to account in its financial statements for its holdings in the Company under an equity method or (y) to consolidate the financial statements of the Company with its financial statements and (B) the Third Threshold Date, the Company shall, and shall cause each of its Subsidiaries, to:

(i)	maintain Disclosure Controls and Procedures;

(ii)	maintain Internal Control Over Financial Reporting;

(iii)	provide quarterly certifications from its relevant officers and employees regarding Disclosure Controls and Procedures and Internal Control Over Financial Reporting; and

(iv)	maintain Sign Off Procedures.
4.2    Information Rights During Full Consolidation Periods.

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(a)    The Company agrees that, so long as AXA is required under IFRS to consolidate the financial statements of the Company with its financial statements, and in any case for all financial periods commencing prior to the Majority Holder Date:

(i)
General Principles. The Company shall continue to provide AXA with (A) information and data relating to the business and financial results of the Company and its Subsidiaries and (B) access to the Company’s personnel, data and systems, in each case in the same manner as it does immediately prior to the Completion of the IPO and on or prior to any deadline set by AXA for receipt of such information, data or access;

(ii)	Solvency II. The Company shall, and, where applicable, shall cause each of its Subsidiaries to:

(A)
produce calculations in respect of the Company (and its Subsidiaries if applicable) for the purposes of AXA’s Solvency II calculations and reporting requirements in line with AXA’s internal model including validation reports produced in line with AXA’s approved validation policy;

(B)
provide all information required or requested by AXA in respect of the Company (and its Subsidiaries if applicable) in order for AXA to comply with its Solvency II obligations, including without limitation detailed reports on assets and liabilities in the form required for AXA’s Quantitative Reporting Templates, supervisory reporting and Solvency & Financial Condition Report in addition to assets and liabilities valued in accordance with local rules to calculate available capital for the Company’s risk-based capital requirement for so long as the United States is regarded as equivalent for the purposes of Solvency II;

(C)
provide all reasonable assistance to AXA in relation to its Solvency II calculations and regulatory reporting at a group level, including without limitation with respect to AXA’s group-wide recovery and resolution planning, in the timescales required; and

(D)	provide all reasonable assistance to AXA in connection with its reporting requirements as a Globally Systemic Insurance Company;

(iii)
Actuarial Indicators. The Company shall, and, where applicable, shall cause each of its Subsidiaries to continue to provide AXA with all data, information and calculations necessary for AXA to produce any requested actuarial indicators, including embedded value, new business value, free cash flow and internal rate of return;

(iv)
Accounting Systems and Principles. The Company shall maintain accounting principles, systems and reporting formats that are consistent with AXA’s financial accounting practices in effect as of the Completion of the IPO, and shall thereafter in good faith consider any changes to such principles, systems or reporting formats requested by AXA;

(v)	Controls and Procedures. The Company shall, and shall cause each of its Subsidiaries, to:

(A)	maintain Disclosure Controls and Procedures;

(B)	maintain Internal Control Over Financial Reporting;

(C)
provide quarterly certifications from its relevant officers and employees regarding Disclosure Controls and Procedures and Internal Control Over Financial Reporting, in accordance with AXA’s internal standards; and

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(D)	maintain Sign Off Procedures; and

(vi)	Advance Notice. The Company shall inform AXA promptly of any events or developments that might reasonably be expected to materially affect the Company’s financial results.
(b)    In connection with its provision of information to AXA pursuant to Section 4.2(a) hereof, the Company may implement reasonable procedures to restrict access to such information to only those Persons who AXA reasonably determines have a need to access such information. For the avoidance of doubt, the provisions of Section 10.6 hereof shall apply to all information provided to AXA pursuant to Section 4.2(a) hereof.
4.3    General Information Requirements.
(a)    All information provided by the Company or any of its Subsidiaries to AXA pursuant to Sections 4.1 and 4.2 shall be in the format and detail as reasonably requested by AXA. All financial statements and information provided by the Company or any of its Subsidiaries to AXA pursuant to Sections 4.1 and 4.2 shall be provided under IFRS with a reconciliation to GAAP. The Company shall maintain Internal Control Over Financial Reporting in connection with the preparation of financial statements under IFRS.
(b)    AXA shall provide the Company with all software and other applications necessary for the Company to prepare and submit to AXA the required financial information including software and other applications to reconcile the income, equity and any required balance sheet accounts from the Company’s financial statements to the required AXA accounting. AXA shall provide the Company with at least 30 days’ notice of any change in its administrative practices and policies as they relate to the obligations of the Company pursuant to Section 4.3(a), including any change in such policies relating to reporting times and delivery methods.
(c)    With respect to any information provided by the Company or any of its Subsidiaries to AXA that is contained in, or used in the preparation of, any public disclosure of AXA, the Company shall not provide any such information that contains an untrue statement of a material fact, or omits to state a material fact necessary to make such information not misleading.
4.4    Reporting Coordination Committee.
(a)    To facilitate the coordination of financial reporting, the Company and AXA shall establish a Reporting Coordination Committee, which shall have a membership that includes (i) the Chief Accounting Officer of the Company or his or her designee, (ii) a senior member of the AXA accounting group and (iii) such other members as shall be mutually agreed between the Company and AXA.
(b)    The Reporting Coordination Committee shall meet at least quarterly to (i) monitor the financial reporting protocols between the Company and AXA and make recommendations as to any appropriate changes; (ii) determine appropriate reporting deadlines consistent with the public reporting obligations of the Company and AXA; and (iii) make such other determinations regarding reporting procedures, technologies and personnel as shall be necessary or advisable to facilitate accurate and efficient financial reporting between the Company and AXA.
4.5    Matters Concerning Auditors.
(a)    Until the date on which AXA is no longer required under IFRS to consolidate the Company’s financial statements with its financial statements, AXA shall have full access, during usual business hours, to the Company Auditor and to the Company’s internal audit function (through the Company’s head of internal audit), including access to work papers and the personnel responsible for conducting the Company’s quarterly reviews and annual audit, and shall be provided with copies of all material correspondence between the Company and the Company Auditor.

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(b)    Until the Third Threshold Date, or if later, the date on which AXA is no longer required under IFRS to account in its financial statements for its holdings in the Company under an equity method:

(i)
the Company shall provide AXA with reasonable access to the Company Auditor and to the Company’s internal audit function (through the Company’s head of internal audit) and shall extend all reasonably requested cooperation with the AXA Auditor in connection with AXA’s internal and external audit function as necessary for AXA to fulfill its financial reporting obligations;

(ii)
the Company shall use its reasonable best efforts to enable the Company Auditor to complete its quarterly review and annual audit such that it shall date its report on such quarterly review or opinion on the Company’s audited annual financial statements on or before the date that the AXA Auditor date their report or opinion on AXA’s financial statements, and to enable AXA to meet its timetable for the printing, filing and public dissemination of its financial statements. The Company shall instruct the Company Auditor to perform the work requested by the AXA Auditor pursuant to this Agreement and the Company shall use its reasonable best efforts to enable the Company Auditor to comply with the instruction received;

(iii)
upon reasonable notice, the Company shall authorize the Company Auditor to make available to the AXA Auditor both the personnel responsible for conducting the Company’s quarterly reviews and annual audit and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the quarterly review or annual audit of the Company, in all cases within a reasonable time after the Company Auditor’s opinion date, so that the AXA Auditor are able to perform the procedures they consider necessary to take responsibility for the work of the Company Auditor as it relates to the AXA Auditor’s report on AXA’s financial statements, all within sufficient time to enable AXA to meet its timetable for the printing, filing and public dissemination of its financial statements; and

(iv)	subject to Applicable Law (including Rule 10A-3 under the Exchange Act), the Company shall not change the Company Auditor without the approval of AXA.
(c)    Neither AXA nor the Company shall take any action that would cause either the Company Auditor or the AXA Auditor, respectively, not to be independent with respect to the Company or AXA. The Company shall comply with the Group NAS Policy for so long as the Company is an “AXA Group company” as defined in the Group NAS Policy.
4.6    Release of Information and Public Filings.
(a)    Until the Third Threshold Date:

(i)
the Company and its Subsidiaries shall coordinate with AXA with respect to the public release of any material information relating to the Company or its Subsidiaries, as applicable. The Company and its Subsidiaries, as applicable, shall, to the extent practicable, provide AXA with a copy of any such proposed public release no later than two Business Days prior to publication, and shall consider in good faith incorporating any comments provided thereon by AXA prior to such publication;

(ii)
The Company and its Subsidiaries and AXA shall consult on the timing of their annual and quarterly earnings releases and, to the extent practicable, each Party shall give the other Party an opportunity to review the information therein relating to the Company and its Subsidiaries and to comment thereon. In the event that the Company or any of its Subsidiaries is required by Applicable Law to publicly release information concerning the

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Company’s or such Subsidiary’s financial information for a period for which AXA has yet to publicly release financial information, the Company shall, or cause such Subsidiary to, provide AXA notice of such release of such information as soon as practicable prior to such release of such information; and

(iii)
each of AXA and the Company and its Subsidiaries shall take reasonable steps to cooperate with each other in connection with the preparation, printing, filing, and public dissemination of their respective annual and quarterly statutory statements, their respective audited annual financial statements, their respective annual reports to stockholders, their respective annual, quarterly and current reports under the Securities Act and the Exchange Act, any prospectuses and other filings made with the SEC, AMF or ACPR, federal or state insurance requirements or any other required regulatory filings.

(b)    Until the Majority Holder Date:

(i)
AXA shall have the rights with respect to all public communications and filings by the Company set forth in Schedule 4.6(b) hereto; provided, however, that such rights shall not apply to the extent that they would prevent the Company from complying with its disclosure or other obligations under Applicable Law.

4.7    Information in Connection with Regulatory or Supervisory Requirements.
(a)    During any period in which AXA is deemed to control the Company for U.S., European Commission, or French regulatory purposes, and in any case at all times prior to the Third Threshold Date:

(i)	the Company shall:

(A)
provide, as promptly as reasonably possible but in any case within three business days of any request from AXA (unless not reasonably available within such time, in which case as soon as possible thereafter), any information, records or documents (x) requested or demanded by any governmental, regulatory, judicial, supra-national or self-regulatory authority having jurisdiction or oversight authority over AXA or any of its Subsidiaries (including, for the avoidance of doubt, ACPR, AMF and the European Commission) or (y) deemed necessary or advisable by AXA in connection with any filing, report, response or communication made by AXA or its Subsidiaries with or to an authority referred to in clause (x) of this Section 4.7(a)(i)(A) (whether made pursuant to specific request from such authority or in the ordinary course); and

(B)
upon reasonable notice, provide access to any governmental, regulatory, judicial, supra-national or self-regulatory authority having jurisdiction or oversight authority over AXA or any of its Subsidiaries (including, for the avoidance of doubt, ACPR, AMF and the European Commission) to its offices, employees and management in a reasonable manner where and as required under Applicable Law; and

(ii)
AXA shall provide, as promptly as reasonably possible but in any case within three business days of any request from the Company (unless not reasonably available within such time, in which case as soon as possible thereafter), any information, records or documents (A) requested or demanded by any governmental, regulatory, judicial, supra-national or self-regulatory authority having jurisdiction or oversight authority over the Company or any of its Subsidiaries; or (B) deemed necessary or advisable by the Company in connection with any filing, report, response or communication by the

17

Company or its Subsidiaries with or to an authority referred to in clause (A) of this Section 4.7(a)(ii) (whether made pursuant to specific request from such authority or in the ordinary course).
(b)    Each of AXA and the Company shall use reasonable efforts to keep the other Party informed of the type of information it expects to require on a regular basis in order to meet its reporting or filing obligations with the authorities referred to in Section 4.7(a) above, and the timing of such requirements; provided, however, that no failure to abide by this Section 4.7(b) shall affect the validity of any demand made pursuant to Section 4.7(a).
4.8    Implementation with Respect to Legal Disclosures.
(a)    All requests for information or documents relating to legal or regulatory matters or with respect to which legal privilege may be sought or asserted under Sections 4.1, 4.2, 4.7(a)(i) or 6.5 shall be made solely to the office of the General Counsel of the Company, and all responses thereunder shall be made solely to the office of the General Counsel of AXA. For the avoidance of doubt, such information or documents contained in databases, reports or systems of the Company to which AXA has unrestricted access prior to the date hereof may be redacted, or access to the relevant databases, reports or systems may be restricted or denied, to the extent necessary so that such information and documents are handled in accordance with this Section 4.8.
(b)    All requests for information or documents under Section 4.7(a) shall be made solely to the office of the General Counsel of AXA, and all responses thereunder shall be made solely to the office of the General Counsel of the Company.
(c)    If the party required to deliver the information or documents pursuant to this Section 4.8 (the “Information Party”) believes in good faith, based upon legal advice (from internal or external counsel), that the delivery of any information or documents pursuant to this Agreement would cause the loss of any applicable legal privilege (or create a risk of such loss), then both parties will work in good faith to determine an alternate means of delivering the requested information or documents, or the substance thereof, that does not result in the loss of such privilege. If needed to preserve a privilege, the Company and AXA agree to enter into a Common Interest Agreement, in substantially the form attached hereto as Annex D, in advance of, and as a condition to, such delivery. Notwithstanding the foregoing, if no alternate means can be agreed by the parties and external counsel to the Information Party informs the other party in writing that a common interest cannot be established, or with sufficient confidence be asserted, to preserve the legal privilege with respect to the information or documents in question, even if a Common Interest Agreement were to be entered into, or that for any other reason the information or documents cannot be delivered without loss of the privilege (such counsel to explain the reasons for its conclusion briefly but in reasonable detail so that the other party can review the legal analysis with its own counsel), then the Information Party is excused from providing such information or documents but only to the extent and for the time necessary to preserve the privileged character thereof.
4.9    Expenses.
The Company shall be responsible for any expenses it incurs in connection with the fulfillment of its obligations under this Article IV, except (i) out-of-pocket expenses incurred with respect to specific requests by AXA for information, documents or access, in excess of amounts historically incurred by the Company (if any) for the provisions of similar information, documents and access; (ii) to the extent expressly agreed between AXA and the Company prior to the incurrence of any specific expenses; and (iii) any incremental out-of-pocket expense incurred in connection with the acquisition of the software and applications referred to in Section 4.3(b) hereof (in excess of expenses that would otherwise be incurred by the Company in the absence of such section).
ARTICLE V
SUBSEQUENT SALES OF COMMON STOCK
5.1    Registration Rights.

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The Parties shall execute and deliver, concurrently with the execution and delivery of this Agreement, the Registration Rights Agreement.
5.2    Lock-Up Provisions.
(a)    In connection with any underwritten offering of Common Stock (whether or not pursuant to the Registration Rights Agreement), the Company shall, and shall cause the Executive Officers and Directors to, and, prior to the Fourth Threshold Date, AXA shall, agree with the underwriters in any such offering to a lock-up period of up to 90 days (or such shorter period as may be agreed to by the managing underwriter(s)), subject to customary carve-outs.
(b)    Notwithstanding Section 5.2(a) hereof, AXA shall not be obligated to agree to any lock-up period during which it would be prevented from selling all or any portion of its Common Stock in privately negotiated transactions that are not executed through the facilities of a securities exchange.
ARTICLE VI
OTHER PROVISIONS
6.1    Other Agreements.
If not already executed and delivered, the Parties shall execute and deliver, concurrently with the execution and delivery of this Agreement, the Other Agreements.
6.2    Related Party Transaction Policy.
(a)    Subject to the terms of the Related Party Transaction Policy, the review and approval of the audit committee of the Board of Directors shall be required prior to the Company entering into:

(i)	any transaction that would be reportable by the Company pursuant to Item 404(a) of Regulation S-K in the Company’s subsequent Annual Report on Form 10-K; and

(ii)	any material amendment to this Agreement or the Other Agreements.
(b)    No Director on the audit committee of the Board of Directors who has a material interest in a transaction referred to in Section 6.2(a) shall be eligible to consider such transaction.
(c)    As of the Completion of the IPO, the Board of Directors shall adopt the Related Party Transaction Policy in the form provided to the Board of Directors.
6.3    Certain Policies and Procedures.
(a)    Until the Majority Holder Date, the Board of Directors shall, when determining to implement, amend or rescind any policy of the Company or any of its Subsidiaries relating to risk, capital, investment, environmental and social responsibility or regulatory compliance (each, a “Critical Policy”), take into account the Company’s status as a consolidated Subsidiary of AXA, and take into account the interests of AXA therein and the requirement for the Company to comply with AXA Group Standards;
(b)    During any period in which AXA is deemed to control the Company for U.S., European Commission or French regulatory purposes, and in any case at all times prior to the Third Threshold Date, the Company:

(i)
shall not adopt or implement any policies or procedures, and at AXA’s reasonable request, shall refrain from taking any actions, that would cause AXA to violate any Applicable Law to which AXA is subject;

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(ii)
shall, prior to implementing, amending or rescinding any Critical Policy, consult with AXA (though one or more AXA Directors, if any shall be in office at such time, or else through the General Counsel of AXA); and, to the extent consistent with its fiduciary duties, the Board of Directors shall take into account the reasonable interests of AXA with respect thereto; and

(iii)	shall maintain and observe the policies of AXA to the extent necessary for AXA to comply with its legal and regulatory obligations;
provided that this Section 6.3(b) shall not require the Company to take any action (including adopting or implementing any policy) or refrain from taking any action where such action or inaction would cause the Company to violate Applicable Law.
6.4    Access to Personnel and Data.
(a)    In addition to the specific rights of AXA set forth elsewhere in this Agreement, until the Majority Holder Date and subject to Section 4.8 hereof:

(i)
the Company shall continue to provide representatives of AXA with reasonable access to the Company’s personnel (including senior-level management and other employees) and data, in a manner consistent with the status of the Company as a consolidated Subsidiary of AXA; provided that AXA shall comply with the Company’s reasonable data privacy and data security policies and procedures with respect to any personally identifiable information received; and

(ii)
AXA shall continue to provide representatives of the Company with reasonable access to AXA’s personnel (including senior-level management and other employees) and data, in a manner consistent with the status of AXA as the corporate parent of the Company; provided that the Company shall comply with the AXA’s reasonable data privacy and data security policies and procedures with respect to any personally identifiable information received.

6.5    Access to Historical Records.
(a)    For a period of two years following the Third Threshold Date, subject to an extension of up to ten years upon the demonstration of a legal, tax or regulatory requirement for such extension by the requesting Party, AXA and the Company shall retain the right to access such records of the other which exist resulting from AXA’s control or ownership of all or a portion of the Company. Upon reasonable notice and at each Party’s own expense, AXA (and its authorized representatives) and the Company (and its authorized representatives) shall be afforded access to such records at reasonable times and during normal business hours and each Party (and its authorized representatives) shall be permitted, at its own expense, to make abstracts from, or copies of, any such records; provided that access to such records may be denied if (i) AXA or the Company, as the case may be, cannot demonstrate a legitimate business need (during the two year period following the Third Threshold Date), or a legal or regulatory requirement (during the extension period described above), for such access to the records; (ii) the information contained in the records is subject to any applicable confidentiality commitment to a third party; (iii) a bona fide competitive reason exists to deny such access; (iv) the records are to be used for the initiation of, or as part of, a suit or claim against the other Party; (v) such access would serve as a waiver of any privilege afforded to such record; or (vi) such access would unreasonably disrupt the normal operations of AXA or the Company, as the case may be.
6.6    Indemnification; Liability Insurance.
(a)    Until at least the day after the last date on which an AXA Individual is a Director, officer or employee of the Company, the Company shall grant indemnification (including advancement of expenses) to each

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such Director, officer and employee of the Company to the greatest extent permitted under Section 145 of the General Corporation Law of the State of Delaware and other Applicable Law, as may be amended from time to time. Such indemnification and advancement shall continue as to any AXA Individual (i) who becomes entitled to indemnification or advancement on or prior to such date, notwithstanding any change (except those changes made as required by applicable law) in the Company’s indemnification or advancement policies following such date, and (ii) with respect to liabilities existing or arising from events that have occurred on or prior to such date, notwithstanding such AXA Individual’s ceasing to be a Director, officer or employee of the Company.
(b)    In connection with the IPO, the Company has obtained new insurance coverage effective as of the Completion of the IPO with respect to (i) director and officer liability (including entity coverage for any securities claims) and (ii) director and officer liability that is not indemnified by the Company and not covered under the foregoing clause (i) of this Section 6.6(b) (collectively, “Agreed Coverage”). The Agreed Coverage covers Directors, officers and employees of the Company and AXA Individuals equally and to the same extent, and the Company, Subsidiaries of the Company and AXA equally and to the same extent. AXA shall be responsible for the cost of the Agreed Coverage.
(c)    In addition to the Agreed Coverage, the Company maintains insurance coverage for fiduciary liability and director and officer liability unrelated to the IPO (collectively, the “Current Coverage”). The Current Coverage shall be renewed annually and kept in force by the Company on substantially the same terms in order to cover any claims made on or prior to the sixth anniversary of the last date on which any AXA Individual is a Director, officer or employee of the Company. The Company shall be responsible for the cost of the Current Coverage.
(d)    Subject to the provisions of this Section 6.6, the Agreed Coverage shall be renewed annually by the Company on substantially the same terms in order to cover any claims made on or prior to the sixth anniversary of the last date on which the closing occurred for any offering of securities by the Company (i) in which AXA is a securityholder, (ii) completed while any AXA Individual is a Director (or was named in the Registration Statement of the Company under the Securities Act for such offering as a Director nominee of the Company), officer, employee of the Company or (iii) completed prior to the termination of this Agreement (excluding those provisions of this Agreement that are expressly stated to survive such termination in Section 10.13 hereof).
(e)    As used in this Section 6.6, the terms “Current Coverage” and “Agreed Coverage” shall mean the coverages in place as of the date of this Agreement as well as any renewal, amendment, endorsement or replacement (each, a “Coverage Change”) of such coverages. A change in premium for any such Agreed Coverage or Current Coverage shall not be considered a “Coverage Change.”
(f)    Promptly upon receipt of any written request from AXA, the Company will supply AXA with copies of any policies of insurance, binders, proposed terms or wording and other relevant information or documents with respect to the Agreed Coverage or Current Coverage or any actual or proposed Coverage Change regarding the Agreed Coverage or Current Coverage.
(g)    AXA shall receive reasonable prior notice of any proposed Coverage Change and any proposed change in premiums on the Agreed Coverage. No Coverage Change shall become effective that would have the effect of making the Agreed Coverage and Current Coverage (i) less favorable to AXA Individuals in comparison to Directors, officers or employees of the Company than is the Agreed Coverage and Current Coverage prior to such Coverage Change or (ii) less favorable to AXA in comparison to the Company and Subsidiaries of the Company than is the Agreed Coverage and Current Coverage prior to such Coverage Change without the prior written consent of AXA, which consent may be granted, conditioned or withheld in the sole discretion of AXA. If the proposed premium change for the Agreed Coverage would materially increase its cost, AXA shall have the right to participate with the Company in negotiations with the insurance brokers and insurance companies with respect to such proposed increase.
(h)    If a Coverage Change to the Agreed Coverage or Current Coverage is required by the relevant insurers because certain terms and conditions are no longer available, and such Coverage Change would have the

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effect of making the Agreed or Current Coverage (i) less favorable to AXA Individuals in comparison to Directors, officers, employees or agents of the Company than the Agreed Coverage or Current Coverage prior to such Coverage Change, or (ii) less favorable to AXA in comparison to the Company and Subsidiaries of the Company than is the Agreed Coverage or Current Coverage prior to such Coverage Change, AXA shall have the option of either (x) consenting to such Coverage Changes, which consent may be granted, conditioned or withheld in the sole discretion of AXA, or (y) requiring the Company to procure “run-off” or “tail” coverage on behalf of AXA for a period of six (6) years from the date of such Coverage Change. Additionally, the Company will continue to maintain the Agreed Coverage and Current Coverage (subject to such Coverage Change) pursuant to Section 6.6(c) and (d) for any alleged liability occurring after the effective date of the “run off” or “tail coverage.” The cost of such “run-off” or “tail” coverage will be borne by AXA and the Company according to the same percentage of cost outlined in Section 6.6 (c) and (d).
(i)    AXA may at any time request in writing a Coverage Change with respect to the (i) Agreed Coverage of AXA Individuals or AXA or (ii) Current Coverage of AXA Individuals. The Company will use commercially reasonable efforts to effect such Coverage Change so long as such Coverage Change would not have the effect of making the Agreed Coverage or Current Coverage (i) less favorable to the Company or any of its Subsidiaries or any Director, officer or employee of the Company and its Subsidiaries than the Agreed Coverage or Current Coverage prior to such Coverage Change, (ii) more favorable to AXA Individuals in comparison to Directors, officers or employees of the Company than is the Agreed Coverage or Current Coverage prior to such Coverage Change, or (iii) more favorable to AXA in comparison to the Company and Subsidiaries of the Company than is the Agreed Coverage prior to such Coverage Change. AXA may request, at any time, the termination of the Agreed Coverage applicable to AXA Individuals or AXA or Current Coverage applicable to AXA Individuals by advance written notice to the Company in accordance with Section 10.2. Upon receipt of such notice, the Company shall use commercially reasonable efforts to promptly terminate such coverage.
(j)    In the event that any insured makes a claim or delivers a notice of circumstances under any insurance policy providing the Agreed Coverage or Current Coverage, then, provided that attorney-client privilege and attorney-work product protection are protected and preserved with respect to such matters (including by entering into a Common Interest Agreement in the form attached hereto as Annex D), each of the Company (with respect to claims or notices by the Company or any of its Subsidiaries or any Director, officer or employee of the Company) and AXA (with respect to claims or notices by AXA or any AXA Individual) shall promptly provide written notice to the other of such claim or notice of circumstances and shall continue to keep the other informed of the status and progress of such claim or notice of circumstances, including providing copies of such relevant documentation and correspondence with the insurers as the other may request.
(k)    In the event that multiple insureds make claims or deliver notices of circumstances with respect to the same underlying events or facts under any insurance policy providing the Agreed Coverage or Current Coverage, then, provided that attorney-client privilege and attorney-work product protection are protected and preserved with respect to such matters (including by entering into a Common Interest Agreement in the form attached hereto as Annex D), each of the Company (with respect to claims or notices by the Company or any of its Subsidiaries or any Director, officer or employee of the Company) and AXA (with respect to claims or notices by AXA or any AXA Individual) shall cooperate with the other in connection with (i) the defense of allegations from third parties with respect to the underlying events or facts, and (ii) dealing with the insurers providing the Agreed Coverage and Current Coverage with respect to asserting rights to coverage in respect of such third party claims and the underlying events or facts, in all cases with the intention of seeking to maximize the aggregate benefits to all insureds under the Agreed Coverage and Current Coverage in respect of such third party claims and the underlying events or facts. Any self-insured retention or deductible applicable to such common claim or notice of circumstances will be borne by the Company.
(l)    In the event that any conflict of interest arises between insureds that make claims or deliver notices of circumstances under any insurance policy providing the Agreed Coverage or Current Coverage , then each of the Company (with respect to claims or notices by the Company or any of its Subsidiaries or any Director, officer or employee of the Company) and AXA (with respect to claims or notices by AXA or any AXA Individual) shall use

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commercially reasonable efforts to resolve such conflict or to manage it in such a way as to maximize the aggregate benefits to all insureds under the Agreed Coverage or Current Coverage.
(m)    For purposes of this Section 6.6, “AXA Individual” shall mean (i) any director, officer or employee of AXA, (ii) any Person designated by AXA as an AXA Director and who serves in such capacity or (iii) any Person who, with his consent, is named in any Registration Statement of the Company under the Securities Act as a Director nominee of the Company.
(n)    The Company will take all necessary action to ensure that the Agreed Coverage and Current Coverage remains in full force and effect and will comply with the provisions of the Agreed Coverage and Current Coverage, including any conditions precedent to coverage such any notice and cooperation obligations. The Company will use commercially reasonable efforts to pursue any claims that are potentially covered under the Agreed Coverage and Current Coverage, including reporting any claims to the applicable insurers as promptly as practicable and in accordance with the terms and conditions of the Agreed Coverage and Current Coverage after such incident is reported to a member of the Company’s Risk Management group. The Company will also promptly notify AXA and any AXA Individuals who are named in any claims against the Company. AXA and AXA Individuals shall have the right to effectively associate in the defense of any claim made against them under the Agreed Coverage or Current Coverage, including the ability to withhold consent to any settlement, such consent not to be unreasonably withheld.
ARTICLE VII
REQUIREMENTS WITH RESPECT
TO AXA-GUARANTEED OBLIGATIONS
7.1    Reimbursement Obligations with Respect to AXA Guarantees.
(a)    The Company agrees that, to the extent that AXA or any Subsidiary of AXA shall at any time make any payments with respect to the obligations that are the subject of any AXA Guarantee, the Company shall, immediately and without any requirement for notice or demand, reimburse AXA or such Subsidiary for the full amount of such payments, to the extent AXA or such Subsidiary has not been reimbursed from other sources, and for all reasonable expenses incurred by AXA or the Subsidiary in connection with making such payments.
(b)    The Company agrees that to the extent that AXA or any Subsidiary of AXA shall at any time be required to post collateral in respect of any AXA Guarantee, the Company shall (i) immediately transfer assets to AXA or such Subsidiary of AXA in an amount and type to satisfy the full collateral posting obligations of AXA or such Subsidiary, (ii) reimburse AXA or such Subsidiary of AXA for all reasonable expenses incurred by AXA or such Subsidiary of AXA in connection with posting such collateral and (iii) cooperate with AXA or such Subsidiary of AXA to ensure that appropriate steps are taken as may be necessary to implement such collateral arrangement.
(c)    Except with respect to any AXA Guarantee listed on Schedule 1.1A(c), the Company agrees to use continuous reasonable best efforts to novate or terminate the AXA Guarantees as promptly as practicable after the Completion of the IPO. The Company agrees to (i) cooperate with AXA to review the approach with respect to the novation or termination of the AXA Guarantees listed on Schedule 1.1A(c)(i) periodically following the Completion of the IPO and use reasonable best efforts to implement any approach mutually agreed by the Company and AXA, and (ii) upon request from AXA, use reasonable best efforts to novate or terminate the AXA Guarantees listed on Schedule 1.1A(c)(ii) as promptly as practicable after such request; provided that AXA may exercise such right to request the Company to renew its efforts to novate or terminate the AXA Guarantees no more than once per calendar year.
ARTICLE VIII
INDEMNIFICATION
8.1    General Cross Indemnification.

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(a)    AXA shall indemnify and hold harmless the Company and each of its Subsidiaries against any and all costs and expenses arising out of third party claims (including, without limitation, reasonable attorneys’ fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, “Losses”), in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, “Actions”), based on, arising out of, pertaining to or in connection with any breach by AXA or any of its Subsidiaries of this Agreement.
(b)    The Company shall indemnify and hold harmless AXA and each of its Subsidiaries (other than the Company and its Subsidiaries) against any and all Losses, in each case, based on, arising out of, resulting from or in connection with any Actions, based on, arising out of, pertaining to or in connection with any breach by the Company or any of its Subsidiaries of this Agreement.
8.2    Procedure.
(a)    If any Action shall be brought against any Person entitled to indemnification pursuant to this Article VIII (each such Person, an “Indemnitee”) in respect of which indemnity may be sought against the other Party (the “Indemnifying Party”), such Indemnitee shall promptly notify the Indemnifying Party; provided, however, that any delay of such notice shall not affect the liability of the Indemnifying Party, except to the extent that the Indemnifying Party is actually prejudiced by such delay.
(b)    The Indemnitees shall be entitled to direct the defense of the Action and retain counsel of their choosing. Except where an Indemnitee shall have been advised by its outside counsel that representation of such Indemnitee and any other Indemnitee by the same counsel would be prohibited under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them, the Indemnifying Party shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one outside counsel (in addition to any local outside counsel) at any time for all such Indemnitees not having actual or potential differing interests among themselves.
(c)    The Indemnifying Party shall not be liable for any settlement of any Action effected without its written consent, unless such consent has been unreasonably withheld, conditioned or delayed.
(d)    Notwithstanding the other provisions of this Article VIII, the Indemnifying Party shall not be liable for any Losses incurred subsequent to an Indemnitee’s refusal to enter into a settlement of an Action that (i) has been proposed to Indemnitee in writing by the adverse party to the Action, (ii) includes an unconditional release (except for the payment of amounts for which the Indemnitee is entitled to indemnification (or, except for Section 8.3(c) hereof, would be so entitled)) of such Indemnitee from all liability on claims that are the subject matter of such Action, and (iii) does not involve any admission of liability on the part of the Indemnitees, except where (x) such written settlement proposal has been provided to the Indemnifying Party and (y) the Indemnifying Party has not consented to such settlement.
8.3    Other Matters.
(a)    Any Losses for which an Indemnitee is entitled to indemnification or contribution under this Article VIII shall be paid by the Indemnifying Party to the Indemnitee as such Losses are incurred.
(b)    The indemnity and contribution agreements contained in this Article VIII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, any Indemnifying Party, or any of their respective officers, directors, stockholders or employees, and (ii) any termination of this Agreement.

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(c)    For the avoidance of doubt, indemnification amounts payable under this Article VIII shall be reduced by the amount of any insurance recovery obtained by an Indemnitee.
(d)    Each Indemnitee shall take, and cause its affiliates to take, all reasonable steps to mitigate any Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Losses.
ARTICLE IX
DISPUTE RESOLUTION
9.1    Negotiation and Mediation.
(a)    The Parties shall act honestly and reasonably in interpreting this Agreement. In the event of any dispute or claim arising out of, relating to, or in connection with this Agreement, including with respect to the formation, applicability, breach, termination, validity or enforceability thereof (“Dispute”), the Parties agree to work together in good faith to resolve the Dispute between them.
(b)    If any Party considers that a Dispute has arisen, it shall serve a notice of the Dispute (“Notice of Dispute”) on the other Party and demand that senior officers of each Party meet to resolve the Dispute.
(c)    If the Dispute is not resolved within 30 days of such Notice of Dispute, then any Party shall have the right to demand that mediation commence. Any such mediation shall be conducted in accordance with the American Arbitration Association (“AAA”) Commercial Mediation Procedures except as they may be modified herein. The Parties shall share the costs of the mediator and the process of mediation (provided that each Party shall be responsible for its own costs of preparing for and appearing before the mediator). The decision of the mediator shall not be binding on the Parties, but the Parties agree that each shall act in good faith while the process of mediation is proceeding.
(d)    Notwithstanding anything else contained herein, any Party shall have the right to commence arbitration at any time after the expiration of 30 days after service of the Notice of Dispute under Section 9.1(b). Any disputes concerning the propriety of the commencement of the arbitration shall be finally settled by the arbitral tribunal.
9.2    Arbitration.
Any Dispute referred to arbitration shall be finally resolved according to the following rules of arbitration:
(a)    The arbitration shall be administered by the AAA under its Commercial Arbitration Rules then in effect (the “Rules”) except as modified herein. The seat of the arbitration shall be Wilmington, Delaware and it shall be conducted in the English language.
(b)    There shall be three arbitrators of whom each Party shall select one within 15 days of respondent’s receipt of claimant’s request for arbitration. The two Party-appointed arbitrators shall select a third arbitrator to serve as Chair of the tribunal within 15 days of the selection of the second arbitrator. If any arbitrator has not been appointed within the time limits specified herein, such appointment shall be made by the AAA in accordance with the Rules upon the written request of either Party within 15 days of such request. The hearing shall be held no later than 120 days following the appointment of the third arbitrator.
(c)    The arbitral tribunal shall permit prehearing discovery that is relevant to the subject matter of the dispute and material to the outcome of the case, taking into account the Parties’ desire that the arbitration be conducted expeditiously and cost effectively. All discovery shall be completed within 60 days of the appointment of the third arbitrator.

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(d)    By agreeing to arbitration, the Parties do not intend to deprive a court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies, to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect. The Parties agree that any ruling by the arbitral tribunal on interim measures shall be deemed to be a final award with respect to the subject matter of the ruling and shall be fully enforceable as such. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware solely in respect of any proceeding relating to or in aid of an arbitration under this Agreement. Each Party unconditionally and irrevocably waives any objections which they may have now or in the future to the jurisdiction of the Delaware Courts for this purpose, including objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum. Nothing in this paragraph limits the scope of the Parties’ agreement to arbitrate or the power of the arbitral tribunal to determine the scope of its own jurisdiction.
(e)    The award shall be in writing, shall state the findings of fact and conclusions of law on which it is based, shall be final and binding and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1 et seq., and judgment upon any award may be entered in any court having jurisdiction of the award or having jurisdiction over the relevant Party or its assets. The Parties hereby irrevocably waive any defense on the basis of forum non conveniens in any proceedings to enforce an arbitration award rendered by a tribunal constituted pursuant to this Agreement. The Parties undertake to carry out any award without delay.
(f)    The Parties will bear equally all fees, costs, disbursements and other expenses of the arbitration, and each Party shall be solely responsible for all fees, costs, disbursements and other expenses incurred in the preparation and prosecution of their own case; provided that in the event that a Party fails to comply with the orders or decision of the arbitral tribunal, then such noncomplying Party shall be liable for all costs and expenses (including attorney fees) incurred by the other Party in its effort to obtain either an order to compel, or an enforcement of an award, from a court of competent jurisdiction.
(g)    The arbitral tribunal shall have the authority, for good cause shown, to extend any of the time periods in this arbitration provision either on its own authority or upon the request of any of the Parties. The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have no authority to award punitive, exemplary or multiple damages or any other damages not measured by the prevailing Parties’ actual damages. The arbitral tribunal shall have the authority to order specific performance or to issue any other type of temporary or permanent injunction.
(h)    All notices by one Party to the other in connection with the arbitration shall be in accordance with the provisions of Section 10.2 hereof, except that all notices for a request for arbitration made pursuant to this Article IX must be made by personal delivery or receipted overnight courier. This agreement to arbitrate shall be binding upon the successors and permitted assigns of each Party. This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitral proceeding hereunder.
9.3    Confidentiality.
(a)    The Parties agree that any negotiation, mediation, or arbitration (the “Dispute Resolution Process”) pursuant to this Article IX shall be kept confidential. The existence of the Dispute Resolution Process, any non-public information provided in the Dispute Resolution Process, and any submissions, orders or awards made in the Dispute Resolution Process, shall not be disclosed to any non-Party except the mediator, tribunal, the AAA, the Parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other Person necessary to the conduct of the Dispute Resolution Process.
(b)    Notwithstanding the foregoing, a Party may disclose information referred to in Section 9.3(a) to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or

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challenge an award in bona fide legal proceedings. This confidentiality provision survives termination of this Agreement and of any Dispute Resolution Process brought pursuant to this Agreement.
ARTICLE X
GENERAL PROVISIONS
10.1    Obligations Subject to Applicable Law.
The obligations of each Party under this Agreement shall be subject to Applicable Law, and, to the extent inconsistent therewith, the Parties shall adopt such modified arrangements as are as close as possible to the requirements of this Agreement while remaining compliant with Applicable Law; provided, however, that the Company shall fully avail itself of all exemptions, phase-in provisions and other relief available under Applicable Law before any modified arrangements shall be adopted.
10.2    Notices.
Unless otherwise specified herein, all notices required or permitted to be given under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be delivered personally or sent by an internationally recognized overnight courier service, and shall be deemed to be effective upon delivery. All such notices shall be addressed to the receiving Party at such Party’s address set forth below, or at such other address as the receiving Party may from time to time furnish by notice as set forth in this Section 10.2:
If to the Company, to:
AXA Equitable Holdings, Inc.
1290 Avenue of the Americas
New York, NY 10104
Attention: Dave Hattem, General Counsel
Telephone: (212) 314-3863
Email: dave.hattem@axa.us.com
If to AXA, to:
AXA S.A.
25, avenue Matignon
75008 Paris
France
Attention: General Counsel
Telephone: +33 (1) 40 75 48 68
Email: helen.browne@axa.com
10.3    Specific Performance; Remedies.
In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The other Party shall not oppose the granting of such relief. The Parties agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived.
10.4    Applicable Law.

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This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles thereof to the extent that such principles would apply the law of another jurisdiction.
10.5    Severability.
In the event that any provision of this Agreement is declared invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted in a manner that accomplishes, to the extent possible, the original purpose of such provision.
10.6    Confidential Information.
All information provided by either Party shall, except if the purpose for which such information is furnished pursuant to this Agreement contemplates such disclosure or is for disclosure in public documents of the Company or any of its Subsidiaries or AXA or any of its Subsidiaries and, except for disclosure to other Subsidiaries of AXA or the Company, as the case may be, be kept strictly confidential and, unless otherwise required by Applicable Law or as agreed by the Parties, neither Party shall disclose, and each shall take all necessary steps to ensure that none of their respective directors, officers, employers, agents and representatives disclose, or make use of, except in accordance with Applicable Law, such information in any manner whatsoever until such information otherwise becomes generally available to the public; provided, however, this Section 10.6 shall not apply to information relating to or disclosed in the IPO Registration Statement or in connection with any registration statement filed in accordance with the terms of the Registration Rights Agreement. In no event shall either Party or any of its Subsidiaries or any of their respective directors, officers, employees, agents or representatives use material non-public information of the other to acquire or dispose of securities of the other or transact in any way in such securities. Each Party shall be liable for any breach of this Section 10.6 by it or any of its Subsidiaries or any of their respective directors, officers, employees, agents and representatives.
10.7    Amendment, Modification and Waiver.
This Agreement may be amended, modified or supplemented at any time by written agreement of the Parties. Any failure of any Party to comply with any term or provision of this Agreement may be waived by the other Party, by an instrument in writing signed by such Party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.
10.8    Assignment.
This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. The Parties shall not assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other Party. Any purported assignment in violation of this Section 10.8 shall be null and void ab initio.
10.9    Further Assurances.
In addition to the actions specifically provided for elsewhere in this Agreement, each Party hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to carry out the provisions of this Agreement.
10.10    Third Party Beneficiaries.
Other than as set forth in Article VIII with respect to the Indemnitees and as expressly set forth elsewhere in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this

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Agreement. Only the Parties that are signatories to this Agreement (and their respective permitted successors and assigns) shall have any obligation or liability under, in connection with, arising out of, resulting from or in any way related to this Agreement or any other matter contemplated hereby, or the process leading up to the execution and delivery of this Agreement and the transactions contemplated hereby, subject to the provisions of this Agreement.
10.11    Discretion of Parties.
Where this Agreement requires or permits any Party to make or take any decision, determination or action with respect to matters governed by this Agreement, unless expressly provided otherwise, such decision, determination or action may be made or taken by such Party in its sole and absolute discretion.
10.12    Entire Agreement.
This Agreement and the Other Agreements, including any schedules or exhibits hereto or thereto, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter covered by this Agreement and the Other Agreements. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement and the Other Agreements supersede all prior oral and written agreements and understandings between the Parties with respect to such subject matter.
10.13    Term.
Except to the extent set forth in the following sentence, this Agreement shall terminate and be of no further force or effect as of the date that is one year following the Fourth Threshold Date. Notwithstanding the foregoing sentence, the provisions of Article I, Article VII, Article VIII, Article IX, Article X and Section 6.6 hereof shall survive termination of this Agreement.
10.14    Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic imaging means (including in pdf or tif format sent by electronic mail) by a Party to the other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic imaging means as if the original had been received.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Shareholder Agreement to be executed and delivered as of the date first above written.
AXA S.A.
By:    /s/ Thomas Buberl
    Name: Thomas Buberl
    Title: Chief Executive Officer
AXA EQUITABLE HOLDINGS, INC.
By: /s/ Anders Malmström
    Name: Anders Malmström
    Title: Senior Executive Vice President
        and Chief Financial Officer

[Signature Page to Shareholder Agreement]

Schedule 1.1A – AXA Guarantees

1.	Guarantee by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s obligations under a reinsurance agreement with Genworth Life and Annuity Insurance Company

2.	Guarantee by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s obligations under a reinsurance agreement with American General Life Insurance Company

3.	Guarantees by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s obligations under reinsurance agreements with Metropolitan Life Insurance Company

4.	Guarantees by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s obligations under reinsurance agreements with Brighthouse Life Insurance Company

5.	Guarantee by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s obligations under a reinsurance agreement with John Hancock Life Insurance Company

6.
Guarantee by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s guarantee of obligations of United of Omaha Life Insurance Company under certain Qualified Assignment and Release Agreements and Colisée Re SA’s related obligations under a Substitute Reinsurance and Trust Agreement with United of Omaha Life Insurance Company

Schedule 1.1A(c) – Schedule 1.1A(c)(i) AXA Guarantees

1.	Guarantee by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s obligations under a reinsurance agreement with Genworth Life and Annuity Insurance Company

2.	Guarantee by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s obligations under a reinsurance agreement with American General Life Insurance Company

3.
Guarantee by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s guarantee of obligations of United of Omaha Life Insurance Company under certain Qualified Assignment and Release Agreements and Colisée Re SA’s related obligations under a Substitute Reinsurance and Trust Agreement with United of Omaha Life Insurance Company

Schedule 1.1A(c) – Schedule 1.1A(c)(ii) AXA Guarantees

1.	Guarantee by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s obligations under a reinsurance agreement with Genworth Life and Annuity Insurance Company

2.
Guarantee by Colisée Re SA of AXA Corporate Solutions Life Reinsurance Company’s guarantee of obligations of United of Omaha Life Insurance Company under certain Qualified Assignment and Release Agreements and Colisée Re SA’s related obligations under a Substitute Reinsurance and Trust Agreement with United of Omaha Life Insurance Company

3.
This Schedule 1.1A(c)(ii) shall be deemed automatically updated to include any AXA Guarantee which a counterparty declines to novate or terminate after the Company uses continuous reasonable best efforts to novate or terminate such AXA Guarantee as promptly as practicable after the Completion of the IPO pursuant to Section 7.1(c).

4.
Schedule 1.1B- Other Agreements
Registration Rights Agreement between AXA S.A. and AXA Equitable Holdings, Inc.
Tax Sharing Agreement between AXA S.A. and AXA Equitable Holdings, Inc.
Trademark License Agreement AXA S.A. and AXA Financial, Inc.
Transitional Services Agreement between AXA S.A. and AXA Equitable Holdings, Inc.
Services Agreement between AXA Technology Services America Inc. and AXA US Holdings Inc.

Schedule 2.2(a)
Board of Directors
CEO
Mark Pearson
AXA Directors
Thomas Buberl
Gerald Harlin
George Stansfield
Bertrand Poupart-Lafarge
Karima Silvent
Independent Directors
Ramon de Oliveira
Dan Kaye
Charles Stonehill

Schedule 4.6(b)
Public Reporting Protocol Prior to Majority Holder Date

Item / Principle	Principal Contact/ addressee	Lead time
The Board of Directors has oversight and sign-off on communications strategy, timing and content
The heads of corporate communications, investor relations and other functions of the Company to contact the heads of corporate communications and investor relations of AXA or other relevant AXA personnel
As needed
Inform AXA reasonably timely and adequately of any development/ information that the Company, acting reasonably, believes may be considered price sensitive for AXA or may have a significant adverse effect on AXA, its financial condition or reputation so that AXA can, should it consider that necessary, issue a press release.
	The head of corporate communications of the Company to contact the head of corporate communications of AXA	At least one week in advance of public announcement to the extent practicable and reasonable
Inform AXA timely and adequately of considerations, strategy, content and timing of the Company’s press releases	The head of corporate communications of the Company to contact the head of corporate communications of AXA	At least one week in advance of public announcement to the extent practicable and reasonable
Any internal communications that the Company, acting reasonably, considers material to AXA	The head of corporate communications of the Company to contact the head of corporate communications of AXA	At least one week in advance of wide internal distribution to the extent practicable and reasonable

ANNEX A
Registration Rights Agreement

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
dated as of
May 4, 2018
between
AXA Equitable Holdings, Inc.
and
AXA S.A.

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4.8	Counterparts	25
4.9	Remedies; Attorney’s Fees	25
4.10	GOVERNING LAW	25
4.11	CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL	25
4.12	Notice	26

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REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement, dated as of May 4, 2018 (this “Agreement”), is between AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”), and AXA S.A., a société anonyme organized under the laws of the France (“AXA”).
WHEREAS, AXA intends to sell shares of the Company’s common stock, par value $0.01 (the “Common Stock”), in the IPO (as defined below);
WHEREAS, following the completion of the IPO, AXA will continue to own a majority of the outstanding shares of Common Stock; and
WHEREAS, in connection with the IPO, the Company has agreed to provide AXA certain rights with respect to the registration and sale of the Common Stock as set forth herein;
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

DEFINITIONS
Definitions.
In this Agreement, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the possession directly or indirectly, of the power to cause the direction of the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“AXA Affiliated Group” means AXA and its Affiliates (excluding the Company and its subsidiaries).
“Block Sale” means the sale of Registrable Securities to one or several purchasers in a registered transaction by means of (i) a bought deal, (ii) a block trade or (iii) a direct sale.
“Board of Directors” means the Board of Directors of the Company.
“Business Day” means any day except (i) Saturday, (ii) Sunday, (iii) any day on which the principal office of the Company or AXA is not open for business and (iv) any other day on which commercial banks in New York or in France are authorized or obligated by law or executive order to close.
“Common Stock” has the meaning set forth in the recitals.
“Company” has the meaning set forth in the recitals.
“Company Outside Counsel” means one counsel selected by the Company to act on its behalf.
“Covered Person” has the meaning set forth in Section 2.10(a).
“Demand Registration” has the meaning set forth in Section 2.2(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

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“FINRA” means the Financial Industry Regulatory Authority.
“Holder” means any of (i) AXA, (ii) any other member of the AXA Affiliated Group and (iii) any Person that is not a member of the AXA Affiliated Group that is a direct or indirect transferee (any such transferee, a “Non-AXA Holder”) from any member of the AXA Affiliated Group, which transferee has acquired Registrable Securities constituting not less than 10% of the outstanding shares of Common Stock of the Company from such member of the AXA Affiliated Group and has entered into a Joinder Agreement substantially in the form of Exhibit A hereto at the time of the acquisition.
“Holders’ Counsel” means, if any member of the AXA Affiliated Group is participating in an offering of Registrable Securities, one counsel selected by AXA for the Holders participating in such offering, or otherwise, one counsel selected by the Holders of a majority of the Registrable Securities included in such offering.
“IPO” means the initial underwritten public offering of Common Stock pursuant to an effective Registration Statement under the Securities Act.
“Loss” or “Losses” each has the meaning set forth in Section 2.10(a).
“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the Board of Directors reasonably determines in good faith, after consultation with Company Outside Counsel, (i) would require disclosure of material, non-public information relating to such event in any Registration Statement under which Registrable Securities may be offered and sold (including documents incorporated by reference therein) in order that such Registration Statement would not be materially misleading and (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such Registration Statement.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any department, agency or political subdivision thereof.
“Piggyback Registration” means any registration of Registrable Securities under the Securities Act requested by a Holder in accordance with Section 2.4(a).
“register,” “registered” and “registration” refers to a registration made effective by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration

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Statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.
“Registrable Securities” means (i) all shares of Common Stock held by a Holder and (ii) any equity securities issued or issuable, directly or indirectly, with respect to any such securities referred to in (i) above by way of conversion or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that any securities constituting Registrable Securities will cease to be Registrable Securities when (a) such securities are sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, (b) such securities are sold pursuant to an effective Registration Statement, (c) such securities are sold pursuant to Rule 144 or (d) such securities shall have ceased to be outstanding.
“Registration Expenses” has the meaning set forth in Section 2.7.
“Registration Statement” means any registration statement of the Company under the Securities Act that permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, all material incorporated by reference or deemed to be incorporated by reference in such registration statements and all other documents filed with the SEC to effect a registration under the Securities Act.
“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
“Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act.
“Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.
“Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.
“Selling Holder” means a Holder that holds Registrable Securities registered (or to be registered) on a Registration Statement.

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“Selling Holder Information” means information furnished to the Company in writing by a Selling Holder expressly for use in any Registration Statement, which information is limited to the name of such Selling Holder, the number of offered shares of common stock and the address and other information with respect to such Selling Holder included in the “Principal and Selling Stockholders” (or similarly titled) section of the Registration Statement.
“Shareholder Agreement” means the Shareholder Agreement, dated as of May 4, 2018, between the Company and AXA.
“Shelf Registration Statement” means a Registration Statement that contemplates offers and sales of securities pursuant to Rule 415.
“Short-Form Registration Statement” means Form S-3 or any successor or similar form of Registration Statement pursuant to which the Company may incorporate by reference its filings under the Exchange Act made after the date of effectiveness of such Registration Statement.
“Suspension” has the meaning set forth in Section 2.9.
“Take-Down Notice” has the meaning set forth in Section 2.1(e).
“Underwritten Offering” means a discrete registered offering of securities under the Securities Act in which securities of the Company are sold by one or more underwriters pursuant to the terms of an underwriting agreement.
Interpretation.
The words “hereto,” “hereunder,” “herein,” “hereof” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless expressly stated otherwise herein.
Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”
The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.
“Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing words (including electronic media) in a visible form.
All references to “$” or “dollars” mean the lawful currency of the United States of America.

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The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and in the case of statutes, include any rules and regulations promulgated under the statute) and to any successor to such statute, rule or regulation.
(h)    Except as expressly stated in this Agreement, all references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.
REGISTRATION RIGHTS
Shelf Registration.
Filing. At any time after the date that is one year following the date hereof (or, if sooner, the date on which the Company first becomes eligible to use a Short-Form Registration Statement), upon the written request of any Holder, the Company shall promptly (but no later than 30 days after the receipt of such request) file with the SEC a Shelf Registration Statement (which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405) relating to the offer and sale by such Holder of all or part of the Registrable Securities. If at any time while Registrable Securities are outstanding, the Company files any Shelf Registration Statement for its own benefit or for the benefit of holders of any of its securities other than the Holders, the Company shall include in such Shelf Registration Statement such disclosures as may be required under the Securities Act to ensure that the Holders may sell their Registrable Securities pursuant to such Shelf Registration Statement through the filing of a prospectus supplement rather than a post-effective amendment.
Effectiveness. The Company shall use its reasonable best efforts to (i) cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after such Shelf Registration Statement is filed and (ii) keep such Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective and in compliance with the Securities Act and usable for the resale of Registrable Securities, until such time as there are no Registrable Securities remaining.
Sales by Holders. The plan of distribution contained in any Shelf Registration Statement referred to in this Section 2.1 (or any related prospectus supplement) shall be determined by AXA, if any member of the AXA Affiliated Group is a requesting Holder

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for such Shelf Registration Statement, or otherwise by the other requesting Holder or Holders. Each Holder shall be entitled to sell Registrable Securities pursuant to the Shelf Registration Statement referred to in this Section 2.1 from time to time and at such times as such Holder shall determine. Such Holder shall promptly advise the Company of its intention so to sell Registrable Securities pursuant to the Shelf Registration Statement.
Underwritten Offering. If any Holder intends to sell Registrable Securities pursuant to any Shelf Registration Statement referred to in this Section 2.1 through an Underwritten Offering, the Company shall take all steps to facilitate such an offering, including the actions required pursuant to Section 2.6 and Article III, as appropriate; provided that the Company shall not be required to facilitate such Underwritten Offering unless so requested by AXA or any other member of the AXA Affiliated Group. Any Holder shall be entitled to request an unlimited number of Underwritten Offerings under this Section 2.1.
Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an Underwritten Offering of all or part of its Registrable Securities included by it on such Shelf Registration Statement, the Company shall amend or supplement such Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Underwritten Offering. In connection with any Underwritten Offering pursuant to this Section 2.1, the Company shall deliver the Take-Down Notice to any other Holder with securities included on such Shelf Registration Statement and permit such Holder to include its Registrable Securities included on the Shelf Registration Statement in such Underwritten Offering if such Holder notifies the Company within two Business Days after the Company has given Holders notice of the Take-Down Notice.
No Notice in Block Sales. Notwithstanding any other provision of this Agreement, if any member of the AXA Affiliated Group wishes to engage in a Block Sale (including a Block Sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities of any member of the AXA Affiliated Group under an automatic shelf registration statement for purposes of effectuating a Block Sale), then notwithstanding the foregoing or any other provisions hereunder, any Non-AXA Holder shall not be entitled to receive any notice of or have its Registrable Securities included in such Block Sale.
Demand Registrations.
Right to Request Additional Demand Registrations. At any time after the IPO, any Holder may, by providing a written request to the Company, request to sell all or part of the Registrable Securities pursuant to a Registration Statement separate from a Shelf

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Registration Statement (a “Demand Registration”). Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof (which, if not specified, shall be by way of Underwritten Offering). Promptly after its receipt of a request for a Demand Registration (but in any event within five days), the Company shall give written notice of such request to all other Holders. Within 30 days after the date the Company has given the Holders notice of the request for Demand Registration, the Company shall file a Registration Statement, in accordance with this Agreement, with respect to all Registrable Securities that have been requested to be registered in the request for Demand Registration and that have been requested by any other Holders by written notice to the Company within five days after the Company has given the Holders notice of the request for Demand Registration.
Limitations on Demand Registrations. Subject to Section 2.2(a) and this Section 2.2(b), any Holder will be entitled to request an unlimited number of Demand Registrations; provided that any Non-AXA Holder will be entitled to no more than three Demand Registrations. Any Holder shall be entitled to participate in a Demand Registration initiated by any other Holder. The Company shall not be obligated to effect more than one Demand Registration in any 90-day period. Any Demand Registration shall be in addition to any registration on a Shelf Registration Statement.
Effectiveness. The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 90 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.
Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement.
Priority. If a registration pursuant to Section 2.1 or 2.2 above is an Underwritten Offering and the managing underwriters of such proposed Underwritten Offering advise

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the Holders in writing that, in their good faith opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders; second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company; and finally, the number of Registrable Securities of any Holders that have been requested to be included therein shall be reduced, pro rata based on the number of Registrable Securities owned by each such Holder, in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriters.
Piggyback Registrations.
Piggyback Request. Whenever the Company proposes to register any of its securities under the Securities Act or equivalent non-U.S. securities laws (other than (i) in the IPO, (ii) pursuant to a Demand Registration, (iii) pursuant to a registration statement on Form S-4 or any similar or successor form or (iv) pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration (but in no event less than 20 days prior to the proposed date of filing of the applicable Registration Statement) and, subject to Section 2.4(c), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the date the Company’s notice is given to such Holders (a “Piggyback Registration”). There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.4.
Withdrawal and Termination. The Company shall be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to Section 2.4(a) until the earlier to occur of (i) 90 days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Any Holder that has made a written request for inclusion in a Piggyback Registration may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company on or before the fifth day prior to the planned effective date of such Piggyback Registration. The Company may, without prejudice to the rights of Holders to request a registration pursuant to

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Section 2.1 or 2.2 hereof, at its election, give written notice of such determination to each Holder of Registrable Securities and terminate or withdraw any registration under this Section 2.4 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and, except for the obligation to pay or reimburse Registration Expenses, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration and will have no liability to any Holder in connection with such termination or withdrawal.
Priority of Piggyback Registrations. If the managing underwriters advise the Company and Holders of Registrable Securities in writing that, in their good faith opinion, the number of securities requested to be included in an Underwritten Offering to be effected pursuant to a Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any Non-AXA Holder; second, the number of securities to be included in the Underwritten Offering shall be reduced pro rata based, in the case of the AXA Holders, on the number of Registrable Securities owned by each AXA Holder, and in the case of the Company, the number of securities to be sold for the account of the Company, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriters. No registration of Registrable Securities effected pursuant to a request under this Section 2.4 shall be deemed to have been effected pursuant to Sections 2.1 or 2.2 or shall relieve the Company of its obligations under Sections 2.1 or 2.2.
Lock-up Agreements. Each of the Company and the Holders agrees, upon notice from the managing underwriters in connection with any registration for an Underwritten Offering of the Company’s securities (other than pursuant to a registration statement on Form S-4 or any similar or successor form, or pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the managing underwriters for a period of up to 90 days (or such shorter period as may be agreed to by the managing underwriter(s)); provided that such restrictions shall not apply in any circumstance to (i) securities acquired by a Holder in the public market

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subsequent to the IPO, (ii) distributions-in-kind to a Holder’s limited or other partners, members, shareholders or other equity holders or (iii) transfers by a member of the AXA Affiliated Group to another member of the AXA Affiliated Group. Notwithstanding the foregoing, no holdback agreements of the type contemplated by this Section 2.5 shall be required of Holders (A) unless each of the Company’s directors and executive officers agrees to be bound by a substantially identical holdback agreement for at least the same period of time; or (B) that restricts the offering or sale of Registrable Securities pursuant to a Demand Registration.
Registration Procedures. Subject to the proviso of Section 2.1(d), if and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and the Company shall as expeditiously as possible:
prepare and file with the SEC (within 30 days after the date on which the Company has given Holders notice of any request for Demand Registration) a Registration Statement with respect to such Registrable Securities, make all required filings required (including FINRA filings) in connection therewith and thereafter and (if the Registration Statement is not automatically effective upon filing) use its reasonable best efforts to cause such Registration Statement to become effective; provided that, before filing a Registration Statement or any amendments or supplements thereto (including free writing prospectuses under Rule 433), the Company will furnish to Holders’ Counsel for such registration copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to review of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process; provided further that if the Board of Directors determines in its good faith judgment that registration at the time would require the inclusion of pro forma financial or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer the filing (but not the preparation) of the Registration Statement which is required to effect the applicable registration for a reasonable period of time (but not in excess of 45 days).
(i) prepare and file with the SEC such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (A) not less than 90 days or, if such Registration Statement relates to an Underwritten Offering in the case of a Demand Registration, such longer period as in the opinion of counsel for the managing underwriters a prospectus is required by law

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to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or the maximum period of time permitted by the Securities Act in the case of a Shelf Registration Statement, or (B) such shorter period ending when all of the Registrable Securities covered by such Registration Statement have been disposed of (but in any event not before the expiration of any longer period required under the Securities Act) and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
furnish to each Selling Holder, Holders’ Counsel and the underwriters such number of copies, without charge, of any Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder; provided that, before amending or supplementing any Registration Statement, the Company shall furnish to the Holders a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which any Selling Holder reasonably objects. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto;
use its reasonable best efforts to register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder, and the managing underwriters, if any reasonably request, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things that may be necessary or reasonably advisable to enable such Selling Holder and each underwriter, if any, to consummate the disposition of the seller’s Registrable Securities in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any such jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any jurisdiction where it is not then so subject or (iii) consent to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);
use its reasonable best efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Selling

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Holders to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;
during any time when a prospectus is required to be delivered under the Securities Act, promptly notify each Selling Holder and Holders’ Counsel upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made and, as promptly as practicable, prepare and furnish to such Selling Holders a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
promptly notify each Selling Holder and Holders’ Counsel (i) when the Registration Statement, any prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement any prospectus contained therein or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any of such purposes, (iv) if at the time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(j) below cease to be true and correct and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;
cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange;
provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement, and, if required, obtain a CUSIP number for such Registrable Securities not later than such effective date;

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enter into such customary agreements (including underwriting agreements with customary provisions in such forms as may be requested by the managing underwriters) and take all such other actions as the Selling Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);
make available for inspection by any Selling Holder, Holders’ Counsel, any underwriter participating in any disposition pursuant to the applicable Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter all financial and other records, pertinent corporate documents and documents relating to the business of the Company reasonably requested by such Selling Holder, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, Holders’ Counsel, underwriter, attorney, accountant or agent in connection with such Registration Statement and make senior management of the Company available for customary due diligence and drafting activity; provided that any such Person gaining access to information or personnel pursuant to this Section 2.6(k) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) agree to use reasonable efforts to protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (B) the release of such information, in the opinion of such Person, is required to be released by law or applicable legal process, (C) such information is or becomes publicly known without a breach of this Agreement, (D) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (E) such information is independently developed by such Person. In the case of a proposed disclosure pursuant to (A) or (B) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure;
otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the applicable Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act (including, at the Company’s option, Rule 158 thereunder);

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in the case of an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or any Selling Holder reasonably requests to be included therein, the purchase price being paid therefor by the underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;
in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;
make senior management of the Company available to assist to the extent reasonably requested by the managing underwriters of any Underwritten Offering to be made pursuant to such registration in the marketing of the Registrable Securities to be sold in the Underwritten Offering, including the participation of such members of the Company’s senior management in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in the Underwritten Offering, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its Common Stock;
use reasonable best efforts to: (a) obtain all consents of independent public accountants required to be included in the Registration Statement and (b) in connection with each offering and sale of Registrable Securities, obtain one or more comfort letters, addressed to the underwriters and to the Selling Holders, dated the date of the underwriting agreement for such offering and the date of each closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters or AXA, if any member of the AXA Affiliated Group is a Selling Holder in such offering, or otherwise by the Holders of a majority of the Registrable Securities being sold in such offering, as applicable, reasonably request;
use reasonable best efforts to obtain: (a) all legal opinions from Company Outside Counsel (or internal counsel if acceptable to the managing underwriters) required to be included in the Registration Statement and (b) in connection with each closing of a sale of Registrable Securities, legal opinions from Company Outside Counsel (or internal counsel if acceptable to the managing underwriters), addressed to the underwriters and the Selling Holders, dated as of the date of such closing, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary

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prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;
upon the occurrence of any event contemplated by Section 2.6(f) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
reasonably cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;
take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make such prohibition inapplicable;
shall cause its Affiliates (including any registered investment companies, registered investment advisers and management investment companies) to, upon request of AXA at any time following completion of the IPO, either (i) obtain a no-action letter, interpretive guidance, exemptive order or other relief from the SEC to the effect that sales of securities by AXA undertaken subsequent to the IPO do not constitute an “assignment” (as defined in the Investment Company Act of 1940, as amended or the Investment Advisers Act of 1940, as amended) of any investment advisory contract to which the Company, its Affiliates is party, or (ii) if such sales would constitute an assignment, to obtain the requisite client consents to such assignments (including, for this purpose, the approval of the board of directors and shareholders of any client that is a registered investment company, or a new investment advisory contract and, if applicable, a new sub-advisory contract with any sub-adviser whose contract would terminate as a result of such assignment). In connection therewith, the Company shall, and shall cause its Affiliates to, take all steps necessary to obtain such relief or consents, including, (A) in the case of clause (i), through the preparation and submission of a request for no-action relief or exemptive application, and (B) in the case of clause (ii), preparing and filing with the SEC a proxy statement, promptly responding to any comments from the SEC on any proxy statement, hiring a proxy solicitation firm, distributing a proxy statement to relevant parties and holding a shareholder meeting and preparing and delivering such other documents as may be necessary to solicit the consent of client that are not registered investment companies; and

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use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things necessary or reasonably advisable in the opinion of Holders’ Counsel to effect the registration, marketing and sale of such Registrable Securities.
The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, rule or regulation, in which case the Company shall provide prompt written notice to such Holders prior to the filing of such amendment to any Registration Statement or amendment of or supplement to such prospectus or any free writing prospectus.
Each Holder of Registrable Securities as to which any registration is being effected shall furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.
If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.
Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay directly or promptly reimburse all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, (ii) all fees and expenses associated with filings to be made with any securities exchange or with any other governmental or quasi-governmental authority; (iii) all fees and expenses of compliance with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iv) all printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriters, if any), (v) all “road show” expenses incurred in respect of any Underwritten Offering, including all costs of travel, lodging and meals, (vi) all messenger, telephone and delivery expenses,

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(vii) all fees and disbursements of Company Outside Counsel, (viii) all fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons, including special experts, retained by the Company in connection with such Registration Statement, (ix) all reasonable fees and disbursements of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities and, (x) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement (all such expenses, “Registration Expenses”). The Selling Holders shall be responsible for the fees and expenses of Holders’ Counsel and Selling Expenses. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expenses of any liability insurance. The Company shall have no obligation to pay any Selling Expenses.
Underwritten Offering.
No Holder may participate in any registration hereunder that is an Underwritten Offering unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement); provided that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances created by such Holder and (B) such Holder’s power and authority to effect such transfer; provided further that any obligation of such Holder to indemnify any Person pursuant to any underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net proceeds received by such Holder, as applicable, from the sale of Registrable Securities pursuant to such registration (which proceeds shall include the amount of cash or the fair market value of any assets in exchange for the sale or exchange of such

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Registrable Securities or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net proceeds.
Suspension of Registration. In the event of a Material Disclosure Event at the time of the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, the Company may, upon giving at least 10 days’ prior written notice of such action to the Holders delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that the Company shall not be permitted to exercise a Suspension (i) more than twice during any 12-month period, (ii) for a period exceeding 60 days on any one occasion, (iii) unless for the full period of the Suspension, the Company does not offer or sell securities for its own account, does not permit registered sales by any holder of its securities and prohibits offers and sales by its directors and officers, or (iv) at any time within seven days prior to the anticipated pricing of an Underwritten Offering pursuant to a Demand Registration or within 35 days after the pricing of such an Underwritten Offering. In the case of a Suspension, the Holders will suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. In connection with a Demand Registration, prior to the termination of any Suspension, the Holder that made the request for Demand Registration will be entitled to withdraw its Demand Notice. Upon receipt of notices from all Holders of Registrable Securities included in such Registration Statement to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. The Company shall immediately notify the Holders upon the termination of any Suspension.
Indemnification.
The Company agrees to indemnify and hold harmless to the fullest extent permitted by law, each Holder, any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, agents, Affiliates and shareholders, and each other Person, if any, who controls any such Holder or controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for any losses, claims, damages, liabilities, joint or several, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such Covered Person in connections with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in

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settlement (collectively, “Losses” and, individually, each a “Loss”) to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or in any application in reliance upon, and in conformity with, the Selling Holder Information. In connection with an Underwritten Offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons and in such other manner as the underwriters may request in accordance with their standard practice.
In connection with any Registration Statement in which a Holder is participating, each such Holder will indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any Losses to which such Holder or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of

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or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with the Selling Holder Information (and except insofar as such Losses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any underwriter furnished to the Company in writing by such underwriter expressly for use in such Registration Statement), and such Holder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that the obligation to indemnify and hold harmless shall be individual and several to each Holder and shall be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.
Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim or the commencement of any proceeding with respect to which it seeks indemnification pursuant hereto; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably acceptable to such indemnified party; provided that (i) any indemnified party shall have the right to select and employ separate counsel and to participate in the defense of any such claim or proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees or expenses or (B) the indemnifying party shall have failed to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding within a reasonable time after receipt of notice of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or to pursue the defense of such claim in a reasonably vigorous manner or (C) the named parties to any proceeding (including

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impleaded parties) include both such indemnified and the indemnifying party, and such indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (i)(C) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the indemnified party or adversely affects such indemnified party other than as a result of financial obligations for which such indemnified party would be entitled to indemnification hereunder.
If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses (other than in accordance with its terms), then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.10(d) will be limited to an amount equal to the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities). No

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person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.10 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.
The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.
Conversion of Other Securities. If any Holder offers any options, rights, warrants or other securities issued by it that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2.1, 2.2 and 2.4 hereof.
Rule 144; Rule 144A. The Company shall use its reasonable best efforts to file in a timely fashion all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required by the SEC as a condition to the availability of Rule 144. Rule 144A or any similar rule or regulation hereafter adopted by the SEC under the Securities Act.
Transfer of Registration Rights. Any member of the AXA Affiliated Group may transfer all or any portion of its rights under this Agreement to any transferee of Registrable Securities constituting not less than 10% of the outstanding shares of Common Stock of the Company. Any transfer of registration rights pursuant to this Section 2.13 from any member of the AXA Affiliated Group to any Person that is not a

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member of the AXA Affiliated Group shall be effective upon receipt by the Company of written notice from the transferor stating the name and address of the transferee and identifying the amount of Registrable Securities with respect to which rights under this Agreement are being transferred.

PROVISIONS APPLICABLE TO ALL DISPOSITIONS OF REGISTRABLE SECURITIES BY AXA
Underwriter Selection. In any public or private offering of Registrable Securities in which a member of the AXA Affiliated Group is a Selling Holder, other than pursuant to a Piggyback Registration, AXA shall have the sole right to select the managing underwriters to arrange such Underwritten Offering, which may include any Affiliate of AXA and which shall be investment banking institutions of international standing.
Cooperation with Sales. In addition to the provisions of Section 2.6 hereof, applicable to sales of Registrable Securities pursuant to a registration, in connection with any sale or disposition of Registrable Securities by AXA, the Company shall provide full cooperation, including:
providing access to employees, management and company records to any purchaser or potential purchaser, and to any underwriters, initial purchasers, brokers, dealers or agents involved in any sale or disposition, subject to entry into customary confidentiality arrangements;
participation in road shows, investor and analyst meetings, conference calls and similar activities;
using reasonable best efforts to obtain customary auditor comfort letters and legal opinions;
entering into customary underwriting and other agreements;
using reasonable best efforts to obtain any regulatory approval or relief necessary for any proposed sale or disposition; and
filing of registration statements with the SEC or with other authorities or making other regulatory or similar filings necessary or advisable in order to facilitate any sale or disposition.

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Expenses of Offerings. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for any expenses associated with any sale of Registrable Securities by AXA, except for the fees and expenses of Holders’ Counsel and Selling Expenses.
Further Assurances. The Company shall use its reasonable best efforts to cooperate with and facilitate, and shall not interfere with, the disposition by AXA of its holdings of Registrable Securities.
MISCELLANEOUS
Term. This Agreement shall terminate upon such time as no Registrable Securities remain outstanding, except for the provisions of Sections 2.7, 2.10, and 3.3 and this Article 4 which shall survive such termination.
Other Holder Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.
No Inconsistent Agreements.
The Company represents and warrants that it has not entered into and covenants and agrees that it will not enter into, any agreement with respect to its securities which is inconsistent with, more favorable than or violates the rights granted to the Holders of Registrable Securities in this Agreement.
To the extent any portion of this Agreement conflicts, or is inconsistent, with the Shareholder Agreement, the Shareholder Agreement shall control.
Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties. Any failure of any party to comply with any term or provision of this Agreement may be waived by the other party, by an instrument in writing signed by such party, but such waiver or failure to

25

insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.
No Third-Party Beneficiaries. Other than as set forth in Section 2.10 with respect to the indemnified parties and as expressly set forth elsewhere in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Only the parties that are signatories to this Agreement and any Joinder Agreement substantially in the form of Exhibit A hereto (and their respective permitted successors and assigns) shall have any obligation or liability under, in connection with, arising out of, resulting from or in any way related to this Agreement or any other matter contemplated hereby, or the process leading up to the execution and delivery of this Agreement and the transactions contemplated hereby, subject to the provisions of this Agreement.
Entire Agreement. Except as otherwise expressly provided herein, this Agreement, together with the Shareholder Agreement, constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, between or on behalf of AXA or its Affiliates, on the one hand, and the Company or its Affiliates, on the other hand, with respect to the subject matter of this Agreement.
Severability. In the event that any provision of this Agreement is declared invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted in a manner that accomplishes, to the extent possible, the original purpose of such provision.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic imaging means (including in pdf or tif format sent by electronic mail) by a party to the other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic imaging means as if the original had been received.
Specific Performance; Remedies. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected party shall have the right to specific performance and injunctive or other

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equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The other party shall not oppose the granting of such relief. The parties agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived.
GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD APPLY THE LAW OF ANOTHER JURISDICTION.
WAIVER OF JURY TRIAL    . EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
Jurisdiction; Venue. Any suit, action or proceeding relating to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or in the courts of the State of New York, in each case located in New York County, New York. The parties hereby consent to the exclusive jurisdiction of such courts for any such suit, action or proceeding, and irrevocably waive, to the fullest extent permitted by law, any objection to such courts that they may now or hereafter have based on improper venue or forum non conveniens.
Notice. Unless otherwise specified herein, all notices required or permitted to be given under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be delivered personally or sent by a nationally recognized overnight courier service, and shall be deemed to be effective upon delivery. All such notices shall be addressed to the receiving Party at such Party’s address set forth below, or at such other address as the receiving Party may from time to time furnish by notice as set forth in this Section 4.13:
If to AXA, to:

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AXA S.A.
25 Avenue Matignon
75008 Paris, France
Attention: General Counsel
Telephone: +33 (1) 40 75 48 68
E-mail: helen.browne@axa.com
If to the Company, to:
AXA Equitable Holdings, Inc.
1290 Avenue of the Americas
New York, New York 10104
Attention: Dave Hattem, General Counsel
Telephone: (212) 314-3863
E-mail: dave.hattem@axa.us.com
[Signature Page Follows]

In witness whereof, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.
AXA EQUITABLE HOLDINGS, INC.
By:
    Name:
    Title:

AXA S.A.
By:
    Name:
    Title:

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1

JOINDER AGREEMENT
Reference is made to the Registration Rights Agreement, dated as of [●], 2018 (as amended from time to time, the “Registration Rights Agreement”), by and among AXA Equitable Holdings, Inc. and AXA S.A. and the other parties thereto, if any. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under the Registration Rights Agreement.
[NAME]

By:
    Name:
    Title:
Date:
Address:
Acknowledged by:

[NAME OF COMPANY]

By:
    Name:
    Title:

ANNEX B
Form of Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AXA EQUITABLE HOLDINGS, INC.
AXA Equitable Holdings, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.    The present name of the Corporation is AXA Equitable Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 2003, and the name under which the Corporation was originally incorporated was AXA Acquisition Co.
2.    This Amended and Restated Certificate of Incorporation of the Corporation restates and integrates, and also further amends, the provisions of the Certificate of Incorporation of the Corporation, as heretofore amended.
3.    This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”). Stockholder approval of the adoption of this Amended and Restated Certificate of Incorporation of the Corporation was effected by written consent in accordance with Section 228 of the DGCL.
4.    Pursuant to Sections 242 and 245 of the DGCL, the text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:
. Name. The name of the Corporation is AXA Equitable Holdings, Inc.
. Registered Office. The Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
. Purpose. The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 2,200,000,000, consisting of: (x) 2,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (y) 200,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The number of authorized shares of Common Stock or Preferred Stock, or any class or series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of

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the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.
Provisions Relating to the Common Stock.
Except as otherwise provided in this Amended and Restated Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.
Subject to the rights, powers and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights, powers and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
Provisions Relating to the Preferred Stock.
The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for the issuance of shares of Preferred Stock in one or more series and, by resolution adopted in accordance with law and by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers, full or limited, if any), preferences and the relative participating, optional or other special rights thereof, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, in any, may be different from those of any and all other series at any time outstanding. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set

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forth in this Amended and Restated Certificate of Incorporation or in such resolution or resolutions.
Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.
Voting in Election of Directors. Except as may be required by the DGCL or as provided in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.
. Management of Corporation. The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
Except as may otherwise be provided by law, this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to elect additional directors under specified circumstances and the terms and conditions of the Shareholder Agreement, dated as of May 4, 2018, between the Corporation and AXA S.A. (“AXA”) (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Shareholder Agreement”), the number of directors of the Corporation shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors, but in no event may the number of directors of the Corporation be less than one.
Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to remove directors elected by such class or series of Preferred Stock and the terms and conditions of the Shareholder Agreement, a director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors.
Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to elect additional directors or fill vacancies in respect of such directors under specified circumstances and the terms and conditions of the Shareholder Agreement, and except as otherwise provided by law, any vacancy in the Board of Directors that results from (x)

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the death, disability, resignation or disqualification of any director shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and (y) an increase in the number of directors or the removal of any director shall be filled (a) until the first date (the “Trigger Date”) on which AXA ceases to beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of Common Stock, solely by an affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in an election of directors and (b) from and after the Trigger Date, by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, any action taken by the Compensation Committee, the Nominating and Governance Committee or the Executive Committee of the Board of Directors shall be taken in accordance with, and remain subject to in all respects, the terms and conditions of the Shareholder Agreement.
No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except that such directors may be liable (a) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.
To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred, to each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director of the Corporation; provided that, except as otherwise provided in the By-laws of the Corporation, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors. The rights provided by this Section 7 of Article FIFTH shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the By-laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.
Unless and except to the extent the By-laws shall so require, the election of directors of the Corporation need not be by written ballot.
. Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent of the stockholders; provided, however, that this Article SIXTH shall not become effective until the

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Trigger Date. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors, act by written consent.
. Special Meetings. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board of Directors or Chief Executive Officer or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office; provided that, until the Trigger Date, a special meeting of the stockholders may also be called by the Secretary of the Corporation at the request of the holders of record of at least a majority of the outstanding shares of Common Stock. From and after the Trigger Date, the stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation or to request the Secretary of the Corporation to call a special meeting of the stockholders.
. Business Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Corporation and AXA, the Corporation, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation or any of its subsidiaries or any dealings with customers or clients of the Corporation or any of its subsidiaries) that are from time to time presented to AXA or any of its respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than the Corporation and its subsidiaries), even if the transaction, matter or opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither AXA nor its respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provisions of this Article EIGHTH. Neither the alteration, amendment or repeal of this Article EIGHTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHTH, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Article EIGHTH in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim

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that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article EIGHTH (including, without limitation, each portion of any paragraph of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article EIGHTH (including, without limitation, each such portion of any paragraph of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This Article EIGHTH shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, applicable law, any agreement or otherwise.
. Section 203 of the DGCL. The Corporation elects not to be governed by Section 203 of the DGCL (“Section 203”), as permitted under and pursuant to subsection (b)(3) of Section 203, until the first date on which AXA ceases to beneficially own (directly or indirectly) at least five percent (5%) of the outstanding shares of Common Stock. From and after such date, the Corporation shall be governed by Section 203 so long as Section 203 by its terms would apply to the Corporation.
. Amendment of the Certificate of Incorporation. Subject to the terms and conditions of the Shareholder Agreement, the Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation; provided, however, that any amendment, alteration or repeal of Sections 6 or 7 of Article FIFTH shall not adversely affect any right or protection of a director existing under this Amended and Restated Certificate of Incorporation at the time of such amendment, alteration or repeal and shall not increase the liability of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, this Article TENTH and Articles ELEVENTH and TWELFTH may be amended, altered or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Amended and Restated Certificate of Incorporation or otherwise required by law, (a) until the Trigger Date, such amendment, alteration or repeal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote at any annual or special meeting of stockholders, and (b) from and after the Trigger Date, such amendment, alteration or repeal is approved by the affirmative vote of the holders of at least two-thirds (66

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2⁄3%) of the outstanding shares of Common Stock then entitled to vote at any annual or special meeting of stockholders.
. Amendment of the By-laws. Subject to the terms and conditions of the Shareholder Agreement and the last sentence of this Article ELEVENTH, in furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the By-laws of the Corporation, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the By-laws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws of the Corporation; provided that any such action will require (a) until the Trigger Date, the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders and (b) from and after the Trigger Date, the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders. In addition, so long as the Shareholder Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of the By-laws, or the adoption of any new by-law, that would be contrary to or inconsistent with the then-applicable terms, if any, of the Shareholder Agreement, or this sentence.
. Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation), or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine. Any person or entity holding, owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.
*    *    *

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 9th day of May, 2018.

AXA EQUITABLE HOLDINGS, INC.

By:
Name:
Title:

ANNEX C
Form of Amended and Restated By-Laws

AXA EQUITABLE HOLDINGS, INC.
AMENDED AND RESTATED BY-LAWS
Effective as of May 9, 2018

AXA EQUITABLE HOLDINGS, INC.
BY-LAWS
Table of Contents
ARTICLE I

MEETINGS OF STOCKHOLDERS
Section 1.01.    Annual Meetings    1
Section 1.02.    Special Meetings    1
Section 1.03.    Participation in Meetings by Remote Communication    1
Section 1.04.    Notice of Meetings; Waiver of Notice    2
Section 1.05.    Proxies    3
Section 1.06.    Voting Lists    3
Section 1.07.    Quorum    4
Section 1.08.    Voting    4
Section 1.09.    Adjournment    4
Section 1.10.    Organization; Procedure; Inspection of Elections    5
Section 1.11.    Notice of Stockholder Proposals and Nominations    6
ARTICLE II

BOARD OF DIRECTORS
Section 2.01.    General Powers    11
Section 2.02.    Number and Term of Office    11
Section 2.03.    Election of Directors    11
Section 2.04.    Regular Meetings    11

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Section 2.05.    Special Meetings    11
Section 2.06.    Notice of Meetings; Waiver of Notice    11
Section 2.07.    Quorum; Voting    12
Section 2.08.    Action by Telephonic Communications    12
Section 2.09.    Adjournment    12
Section 2.10.    Action Without a Meeting    12
Section 2.11.    Regulations    12
Section 2.12.    Resignations of Directors    12
Section 2.13.    Removal of Directors    12
Section 2.14.    Vacancies and Newly Created Directorships    12
Section 2.15.    Compensation    13
Section 2.16.    Reliance on Accounts and Reports, etc    13
Section 2.17.    Chairman of the Board    13
ARTICLE III

COMMITTEES
Section 3.01.    How Constituted    13
Section 3.02.    Members and Alternate Members    13
Section 3.03.    Committee Procedures    14
Section 3.04.    Meetings and Actions of Committees    14
Section 3.05.    Resignations and Removals    14
Section 3.06.    Vacancies    14
Section 3.07.    Executive Committee    15

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ARTICLE IV

OFFICERS
Section 4.01.    Officers    15
Section 4.02.    Election    15
Section 4.03.    Compensation    15
Section 4.04.    Removal and Resignation; Vacancies    15
Section 4.05.    Authority and Duties of Officers    15
Section 4.06.    Chief Executive Officer and President    16
Section 4.07.    Vice Presidents    16
Section 4.08.    Secretary    16
Section 4.09.    Treasurer    17
ARTICLE V

CAPITAL STOCK
Section 5.01.    Certificates of Stock; Uncertificated Shares    18
Section 5.02.    Facsimile Signatures    18
Section 5.03.    Lost, Stolen or Destroyed Certificates    18
Section 5.04.    Transfer of Stock    18
Section 5.05.    Registered Stockholders    19
Section 5.06.    Transfer Agent and Registrar    19
ARTICLE VI

INDEMNIFICATION
Section 6.01.    Indemnification    19

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Section 6.02.    Advance of Expenses    20
Section 6.03.    Procedure for Indemnification    20
Section 6.04.    Burden of Proof    21
Section 6.05.    Contract Right; Non-Exclusivity; Survival    21
Section 6.06.    Insurance    22
Section 6.07.    Employees and Agents    22
Section 6.08.    Interpretation; Severability    22
ARTICLE VII

OFFICES
Section 7.01.    Registered Office    22
Section 7.02.    Other Offices    22
ARTICLE VIII

GENERAL PROVISIONS
Section 8.01.    Dividends    22
Section 8.02.    Reserves    23
Section 8.03.    Execution of Instruments    23
Section 8.04.    Voting as Stockholder    23
Section 8.05.    Fiscal Year    23
Section 8.06.    Seal    23
Section 8.07.    Books and Records; Inspection    24
Section 8.08.    Electronic Transmission    24

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ARTICLE IX

AMENDMENT OF BY-LAWS
Section 9.01.    Amendment    24
ARTICLE X

CONSTRUCTION
Section 10.01.    Construction    25

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AXA EQUITABLE HOLDINGS, INC.
AMENDED AND RESTATED BY-LAWS
As amended and restated effective May 9, 2018

MEETINGS OF STOCKHOLDERS
Annual Meetings. The annual meeting of the stockholders of AXA Equitable Holdings, Inc. (the “Corporation”) for the election of directors to succeed directors whose terms expire and for the transaction of such other business as may properly come before such meeting shall be held either within or without the State of Delaware, on such date and at such place, if any, and time as exclusively may be fixed from time to time by resolution of the Corporation’s Board of Directors (the “Board”) and set forth in the notice or waiver of notice of the meeting, unless, subject to the certificate of incorporation of the Corporation as then in effect (as the same may be amended from time to time, the “Certificate of Incorporation”) and Section 1.11 of these By-laws, the stockholders have acted by written consent in lieu of an annual meeting to elect directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”). In lieu of holding an annual meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication in accordance with Section 1.03 of these By-laws. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
Special Meetings. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting. In lieu of holding a special meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication in accordance with Section 1.03 of these By-laws. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.
Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, including by webcast, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Notice of Meetings; Waiver of Notice.
The Secretary or any Assistant Secretary of the Corporation shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than 10 days nor more than 60 days prior to the meeting to each stockholder of record entitled to vote at such meeting, unless otherwise provided by the DGCL. The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iii) the record date for determining the stockholders entitled to vote at the meeting, if such record date is different from the record date for determining the stockholders entitled to notice of the meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (v) such other information as may be required by law or as may be deemed appropriate by the Chairman of the Board, the Secretary of the Corporation or the Board. If the stockholder list referred to in Section 1.06 of these By-laws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.
Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

A written waiver of notice of meeting signed by a stockholder entitled to notice or a waiver by electronic transmission by a stockholder entitled to notice, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.
Proxies.
Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.
A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.08 of these By-laws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.
No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.
Voting Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, unless the record date for determining the stockholders entitled to vote is less than 10 days before the meeting, then the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. This list shall be open to the examination of any stockholder for at least 10 days prior to the meeting and during the meeting for any purpose germane to the meeting as required by the DGCL or other applicable law. The list may be made available in any format, including on a reasonably accessible electronic network, provided the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours at the principal place of business of the Corporation. In the event that the corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.
Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or represented by proxy of the holders of record of a majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.
Voting. Except as otherwise provided in the Certificate of Incorporation or by applicable law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his, her or its name on the books of the Corporation (a) at the close of business on the record date for such meeting or (b) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. All matters at any meeting at which a quorum is present, except the election of directors, shall be decided by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless otherwise expressly provided by express provision of the Certificate of Incorporation or these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances, as may be set forth in the certificate of designations for such class or series of preferred stock, the election of directors shall be decided by the affirmative vote of the holders of at least a plurality of the votes of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote in an election of directors, unless otherwise expressly provided by the Certificate of Incorporation. The stockholders do not have the right to cumulate their votes for the election of directors.
Adjournment. Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of the holders of a majority of the shares of stock present in person or represented by proxy at the meeting, whether or not a quorum is present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these By-laws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.
Organization; Procedure; Inspection of Elections.
At every meeting of stockholders the presiding person shall be the Chairman of the Board or, in the event of his or her absence or disability, the Chief Executive Officer and President or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board. The Secretary or, in the event of his or her absence or disability, the Assistant Secretary, if any, or, if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the presiding person. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding person shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting. Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No director or nominee for the office of director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. The inspectors shall discharge their duties in accordance with the requirements of applicable law.
Notice of Stockholder Proposals and Nominations.
Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of the meeting (or any supplement thereto) delivered pursuant to Section 1.04 of these By-laws, (B) by or at the direction of the Board or a committee of the Board appointed by the Board for such purpose, which shall be in accordance with the terms and conditions of the Shareholder Agreement, among the Corporation and AXA S.A. (“AXA”), dated as of May 4, 2018, to be effective as of the date of the initial listing of the common stock on the New York Stock Exchange (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Shareholder Agreement”), or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 1.11(a) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting, subject to paragraph (c)(ii)(D) of this Section 1.11.
For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (D) of Section 1.11(a)(i) of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations for persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of common stock are first publicly traded, be deemed to have occurred on May 1, 2018); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-laws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (4) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination; and (5) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation. Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving notice, beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or other person or persons (including their names) acting in concert with any of the foregoing (collectively, the “proponent persons”); (B) a description of any agreement, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) to which any proponent person is a party, the effect or intent of which is to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”); (C) to the extent not disclosed pursuant to the immediately preceding clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by beneficial owner, if any, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; and (D) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a–8 (or any successor thereof) promulgated under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (a)(ii) or paragraph (b) of this Section 1.11 of these By-laws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.
Notwithstanding anything in Section 1.11(a)(ii) of these By-laws to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of common stock are first publicly traded, be deemed to have occurred on May 1, 2018), then a stockholder’s notice under this Section 1.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or a Committee appointed by the Board for such purpose or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.11(b) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting, subject to paragraph (c)(ii)(D) of this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice as required by Section 1.11(a)(ii) of these By-laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twenty (120) days prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
General.
Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be

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conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the presiding person of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 1.11), and (y) if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.
If the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.11 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(A)    Whenever used in these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(B)    Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.
(C)    The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal as described above.

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(D)    Notwithstanding anything to the contrary contained in this Section 1.11, for as long as the Shareholder Agreement remains in effect, AXA shall not be subject to the notice procedures set forth in this Section 1.11 with respect to any annual or special meeting of stockholders.

BOARD OF DIRECTORS
General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these By-laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The directors shall act only as a Board, and the individual directors shall have no power as such.
Number and Term of Office. The number of directors constituting the entire Board and the term of office for each director shall be as provided for in the Certificate of Incorporation.
Election of Directors. Except as otherwise provided in Section 2.14 of these By-laws, at each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected as provided in Section 1.08 of these By-laws.
Regular Meetings. Regular meetings of the Board shall be held on such dates, and at such times and places as are determined from time to time by resolution of the Board.
Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the Chief Executive Officer and President or, in the event of his or her absence or disability, by the Secretary, or by a majority of the directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting.
Notice of Meetings; Waiver of Notice.
Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.09 of these By-laws. Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each director at the address from time to time designated by such director to the Secretary. Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution or other action, as the case may be.
A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the

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beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.
Quorum; Voting. At all meetings of the Board, the presence of a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
Action by Telephonic Communications. Members of the Board may participate in a meeting of the Board by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Adjournment. A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.06 of these By-laws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.
Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these By-laws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate. The Board may elect from among its members one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.
Resignations of Directors. Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairman of the Board or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.
Removal of Directors. Directors may only be removed in the manner set forth in the Certificate of Incorporation.

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Vacancies and Newly Created Directorships. Any vacancies or newly created directorships shall be filled as set forth in the Certificate of Incorporation and in accordance with the terms and conditions of the Shareholder Agreement.
Compensation. The directors shall be entitled to compensation for their services as fixed by the Board. The Board may by resolution determine the expenses in the performance of such services for which a director is entitled to reimbursement.
Reliance on Accounts and Reports, etc. A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Chairman of the Board. A Chairman of the Board shall be appointed by a majority of the directors of the Board in accordance with the terms and conditions of the Shareholder Agreement. The Chairman shall have the power to call special meetings of stockholders and to call special meetings of the Board. If present, the Chairman of the Board shall preside at meetings of the stockholders and of the Board. The Chairman of the Board shall have such other powers and duties customarily and usually associated with the office of the Chairman of the Board, as well as any additional powers and duties as may be from time to time assigned to him or her by the Board.

COMMITTEES
How Constituted. The Board shall have an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee, Finance & Risk Committee and such other committees as the Board may determine (each, a “Committee” and collectively, the “Committees”). Subject to the terms and conditions of the Shareholder Agreement, each Committee shall consist of such number of directors as from time to time may be fixed by the Board and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such Committee by the Board and, in the case of the Executive Committee, as provided in Section 3.07 of these By-laws, but no Committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these By-laws or (c) as may otherwise be excluded by the Certificate of Incorporation. Any Committee may be abolished or re-designated from time to time by the Board.
Members and Alternate Members. Subject to the terms and conditions of the Shareholder Agreement, the members of each Committee and any alternate members shall be selected by the

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Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the Committee. An alternate member shall be given all notices of Committee meetings, may attend any meeting of the Committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member or alternate member of any Committee (whether designated at an annual meeting of the Board or to fill a vacancy on such Committee or otherwise) shall hold office as a Committee member or alternate member, as applicable, until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her earlier death, resignation or removal.
Committee Procedures. A quorum for each Committee shall be a majority of its members, unless the Committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. Subject to the terms and conditions of the Shareholder Agreement, the vote of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee. Each Committee shall keep regular minutes of its meetings and report to the Board when required. The Board may adopt other rules and regulations for the government of any Committee not inconsistent with the provisions of these By-laws, and each Committee may adopt its own rules and regulations of government, to the extent not inconsistent with these By-laws or rules and regulations adopted by the Board.
Meetings and Actions of Committees. Meetings and actions of each Committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these By-laws, with such By-laws being deemed to refer to the Committee and its members in lieu of the Board and its members:
Section 2.04 (to the extent relating to place and time of regular meetings);
Section 2.05 (relating to special meetings);
Section 2.06 (relating to notice and waiver of notice);
Sections 2.08 and 2.10 (relating to telephonic communication and action without a meeting); and
Section 2.09 (relating to adjournment and notice of adjournment).
Special meetings of Committees may also be called by resolution of the Board.
Resignations and Removals. Any member (and any alternate member) of any Committee may resign from such position at any time by delivering notice of resignation in writing or by electronic transmission, signed by such member, to the Chairman of the Board or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any member (and any alternate member) of any Committee may be removed from such position by the Board at any time, either for or without cause, subject to the terms and conditions of the Shareholder Agreement.

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Vacancies. If a vacancy occurs in any Committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A Committee vacancy may be filled only by the Board subject to Section 3.01 of these By-laws, and for so long as the Shareholder Agreement is in effect, the terms and conditions of the Shareholder Agreement.
Executive Committee. During the intervals between the meetings of the Board, the Executive Committee, except as otherwise provided in this Article III and subject to the Certificate of Incorporation, these By-Laws and the Shareholder Agreement, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. The Executive Committee shall have power to authorize the seal of the Corporation to be affixed to any and all papers which may require it.

OFFICERS
Officers. The Board shall elect a Chief Executive Officer and President (which offices shall be held by the same person) and a Secretary as officers of the Corporation. The Board may also elect a Treasurer, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board may determine (including a Chief Financial Officer). In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person. No officer need be a director of the Corporation.
Election. The officers of the Corporation elected by the Board shall serve at the pleasure of the Board. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.06) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.
Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board or in the manner established by the Board.
Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board. Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, for or without cause. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board or the Chief Executive Officer and President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any, who appointed the person formerly holding such office.

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Authority and Duties of Officers. An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these By-laws, (c) to the extent not inconsistent with law or these By-laws, as may be specified by resolution of the Board and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01.
Chief Executive Officer and President. The Chief Executive Officer and President shall, unless otherwise provided by the Board, be the chief executive officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. Unless otherwise provided by the Board, he or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer, president or a chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation. He or she shall have the authority to cause the employment or appointment of such employees or agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board. The Chief Executive Officer and President shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe.
Vice Presidents. If one or more Vice Presidents have been elected, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer and President. In the event of absence or disability of the Chief Executive Officer and President, the duties of the Chief Executive Officer and President shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of election to that office.
Secretary. Unless otherwise determined by the Board, the Secretary shall have the following powers and duties:
The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board and any Committees thereof in books provided for that purpose.
The Secretary shall cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law.
Whenever any Committee shall be appointed pursuant to a resolution of the Board, the Secretary shall furnish a copy of such resolution to the members of such Committee.

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The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all documents and instruments that the Board or any officer of the Corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.
The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-laws.
The Secretary shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class or series issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.
The Secretary shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board.
The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-laws or as may be assigned to the Secretary from time to time by the Board or the Chief Executive Officer and President.
Treasurer. Unless otherwise determined by the Board, the Treasurer, if there be one, shall be the Chief Financial Officer of the Corporation and shall have the following powers and duties:
The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records thereof.
The Treasurer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the Chief Executive Officer and President, or by such other officers of the Corporation as may be authorized by the Board or the Chief Executive Officer and President to make such determinations.
The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board or the Chief Executive Officer and President may determine from time to time) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

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The Treasurer shall render to the Board or the Chief Executive Officer and President, whenever requested, a statement of the financial condition of the Corporation and of the transactions of the Corporation, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.
The Treasurer shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.
The Treasurer may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing shares of stock of the Corporation the issuance of which shall have been authorized by the Board.
The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-laws or as may be assigned to the Treasurer from time to time by the Board or the Chief Executive Officer and President.

CAPITAL STOCK
Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, except to the extent that the Board has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the appropriate officers of the Corporation, certifying the number and class of shares owned by such holder. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-laws.
Facsimile Signatures. Any or all signatures on the certificates referred to in Section 5.01 of these By-laws may be in facsimile form. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the Corporation designated by the Board to indemnify the Corporation against any claim that may be made against it on account of the

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alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
Transfer of Stock.
Transfer of shares represented by certificates shall be made on the books of the Corporation upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and otherwise in compliance with applicable law. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) and 218(a) of the DGCL. Shares that are not represented by a certificate shall be transferred in accordance with applicable law. Subject to applicable law, the provisions of the Certificate of Incorporation and these By-laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
The Corporation may enter into agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.
Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.
Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

INDEMNIFICATION
Indemnification.
In General. The Corporation shall indemnify, to the full extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that (x) such person is or was serving as a director or officer of the Corporation, or (y) such person is or was serving at

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the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:
in a proceeding other than a proceeding by or in the right of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, or in a proceeding by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation provided that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the “Court of Chancery”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper .
Indemnification in Respect of Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Indemnification in Respect of Proceedings Instituted by Indemnitee. Notwithstanding anything herein to the contrary, Section 6.01(a) does not require the Corporation to indemnify a present or former director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these By-laws.
Advance of Expenses. The Corporation shall to the fullest extent permitted by law advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VI or otherwise. The Corporation may authorize any counsel for the Corporation to

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represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.
Procedure for Indemnification. Any indemnification under Section 6.01 of these By-laws or any advance of expenses under Section 6.02 of these By-laws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under Section 6.01 of these By-laws in respect of a proceeding only to the extent that both the expenses and liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within 90 days of, or to the extent all or any portion of a requested advance of expenses has not been granted within 20 days of, the receipt of such request by the Corporation. All reasonable expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article VI, in whole or in part, shall also be indemnified by the Corporation.
Burden of Proof.
In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these By-laws, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board or any Committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.
In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these By-laws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these By-laws.
Contract Right; Non-Exclusivity; Survival.
The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be

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modified retroactively as to any present or former director or officer without the consent of such director or officer.
The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise.
The rights to indemnification and advancement of expenses provided by this Article VI to any present or former director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.
Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.
Employees and Agents. The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.
Interpretation; Severability. Terms defined in Sections 145(h) or 145(i) of the DGCL have the meanings set forth in such sections when used in this Article VI. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

OFFICES
Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

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Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

GENERAL PROVISIONS
Dividends.
Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board and any such dividend may be paid in cash, property or shares of the Corporation’s stock out of its surplus, as defined in the DGCL, or in the case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
A member of the Board, or a member of any Committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
Reserves. There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation, and the Board may similarly modify or abolish any such reserve.
Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such execution or signature shall be binding upon the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.
Voting as Stockholder. Unless otherwise determined by resolution of the Board, the Chief Executive Officer and President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders or securityholders of any entity in which the Corporation may hold stock or other securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock or other securities at any such meeting, or through action without a

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meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.
Fiscal Year. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall commence on the first day of January of each year and shall terminate in each case on December 31.
Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or may be used in any other lawful manner.
Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.
Electronic Transmission. “Electronic transmission”, as used in these By-laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

AMENDMENT OF BY-LAWS
Amendment. Subject to the terms and conditions of the Shareholder Agreement and the provisions of the Certificate of Incorporation, these By-laws may be amended, altered or repealed:
by the affirmative vote of at least a majority of the directors then in office at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, until the first date on which AXA ceases to beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of common stock (the “Trigger Date”), the affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote at any annual or special meeting of stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, or from and after the Trigger Date, the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the outstanding shares of common stock entitled to vote at any annual or special meeting of stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

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So long as the Shareholder Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of these By-laws, or the adoption of any new by-law, that would be contrary to or inconsistent with the terms and conditions of the Shareholder Agreement, or this sentence. Notwithstanding the foregoing, (x) no amendment to the Shareholder Agreement (whether or not such amendment modifies any provision of the Shareholder Agreement to which these By-laws are subject) shall be deemed an amendment of these By-laws for purposes of this Section 9.01 and (y) no amendment, alteration or repeal of Article VI of these By-laws shall adversely affect any right or protection existing under these By-laws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.

CONSTRUCTION
Construction. In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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ANNEX D
Form of Common Interest Agreement

COMMON INTEREST AGREEMENT
This COMMON INTEREST AGREEMENT (“Agreement”) is hereby entered into by and between AXA S.A. (“AXA”) and AXA Equitable Holdings, Inc. (“AXA US”) (collectively, the “Parties”, and each individually, a “Party”). This Agreement is entered into subsequent to the [DATE] initial public offering of AXA US common stock (the “Common Stock”), after which AXA has continued to own a majority of the shares of Common Stock (the “Transaction”), pursuant to the Shareholder Agreement dated            , 2018 (the “Shareholder Agreement”), between the Parties, and concerns the common interest of the Parties with respect to        (the “[Designation for Specific Legal Matter]”).
WHEREAS, each of the Parties has determined that it may be in its best interest to exchange with the other Party certain information, documents, opinions, analyses, and other materials protected from disclosure by the attorney-client privilege, the attorney work product immunity doctrine or any other applicable privilege or protection (each, a “Privilege”), for the sole purpose of exploring issues common to both Parties, particularly in light of each Party’s respective interests as a result of the Transaction and rights and obligations under the Shareholder Agreement, and assessing potential litigation and other risks in connection with the [Designation for Specific Legal Matter];
NOW, THEREFORE, it is hereby agreed by and between the undersigned, as follows:

1.
The Parties are entering into this Agreement to confirm their mutual intention that all privileged and/or protected information that the Parties have exchanged in the past or will exchange in the future concerning the [Designation for Specific Legal Matter] shall retain its privileged and/or protected status, and that no Privilege is intended to be or shall be waived by virtue of any sharing pursuant to the terms of this Agreement.

2.
The Parties agree that they share a common legal interest related to their consideration or defense of the [Designation for Specific Legal Matter], which has been and will continue to be furthered by the disclosure of communications between the Parties and their counsel protected by the attorney-client privilege or the attorney work product immunity doctrine. Accordingly, the Parties agree that the Parties and their counsel may continue to exchange material related to [Designation for Specific Legal Matter] without waiver of any privileges, immunities or protections that attach to such material.

3.
In order to effectively pursue and protect their common legal interests, the Parties have concluded that their interests may be best served by sharing certain documents, factual material, mental impressions, memoranda, strategies, legal theories, interview reports, and other information, communications, and confidences related to the [Designation for

Specific Legal Matter] (hereinafter “Common Interest Materials”). In the absence of such sharing, these Common Interest Materials would be privileged from disclosure to adverse or other parties as a result of one or more Privileges.

4.
It is the intention and understanding of the Parties and their respective counsel that all Common Interest Materials, including (a) any memoranda of or communications made in, and the content and results of, all joint conferences of counsel or discussions between representatives of a Party and counsel for either Party, (b) any and all correspondence or exchanges of documents and other information concerning the [Designation for Specific Legal Matter], and (c) all other Common Interest Materials of whatever nature, are intended to be confidential and protected from disclosure to any third party by one or more Privileges, to the same extent and degree as if such communications, correspondence and exchanges of documents and other information had been solely between or among each of the Parties and its own respective counsel.

5.
The Parties and their counsel shall not disclose Common Interest Materials, or the contents thereof, to anyone except their respective in-house or outside counsel, paralegals, or other staff of such outside counsel, experts, and consultants retained to assist counsel with respect to the [Designation for Specific Legal Matter], and their own employees on a “need to know” basis, without first obtaining the consent of the other Party. All persons to whom Common Interest Materials are provided shall be under an obligation to maintain their confidentiality and to use them only as permitted by this Agreement. Each Party agrees that any inadvertent or purposeful disclosure by the receiving Party of Common Interest Materials shall not constitute or be deemed a waiver by the producing Party of any applicable Privilege.

6.
Nothing in this Agreement shall limit the right of a Party to disclose any documents or information independently obtained from a third party having no obligations of confidence to any Party herein. Nothing herein shall affect or in any manner limit the rights or discretion of a Party or its counsel to dispose of, disclose to others, or otherwise use Common Interest Materials originating with that Party (i.e., Common Interest Materials not provided to that Party by another Party). Nothing in this Agreement shall limit the right of a Party to add or change its counsel.

7.
Except as otherwise provided in this Agreement, any shared Common Interest Materials, and the information contained therein, shall be used by the Parties and their counsel solely in connection with the [Designation for Specific Legal Matter].

8.
Nothing in this Agreement shall be construed to (a) affect the separate and independent representation of each Party by its respective counsel according to what its counsel believes to be in the Party’s best interests, or (b) create an attorney-client relationship between any counsel and anyone other than the client of that counsel. The fact that the Parties have entered into this Agreement shall not in any way preclude counsel for any Party from representing any interest that may be construed to be adverse to the other Party to this Agreement. Nor shall counsel for either Party be disqualified from representing any Party it currently represents or examining or cross-examining any Party or agent of a Party who testifies in any proceeding because of such counsel’s receipt of information pursuant to this Agreement.

9.
This Agreement shall continue in effect notwithstanding completion of the [Designation for Specific Legal Matter]. Each of the Parties agrees that it will continue to be bound by this Agreement following any such completion.

10.
Any waiver in a particular instance of the rights and limitations contained herein shall not be deemed, and is not intended to be, a general waiver of any rights or limitations contained herein, and shall not operate as a waiver beyond the particular instance.

11.
In the event that any third party, including a government enforcement authority, requests, requires or demands, by subpoena or otherwise, Common Interest Materials that a Party received pursuant to this Agreement, the Party receiving such request or demand shall, if and to the extent not prohibited by applicable laws or regulations, (i) promptly notify the other Party, (ii) attempt to afford the person who provided the Common Interest Materials a reasonable opportunity to object and (iii) take all steps reasonably requested by the other Party to defend against the disclosure of Common Interest Materials and to permit the assertion of all applicable rights and privileges with respect to Common Interest Materials. Absent the consent of the other Party, the Party receiving the subpoena or other legal process shall not produce such Common Interest Materials prior to the time production is legally required.

12.
In view of the nature of the obligations undertaken in this Agreement, it is agreed and understood that money damages or other relief at law would not adequately remedy any violation or threatened violation of its terms. Specific performance, injunctive relief, and other appropriate relief shall be available against a Party or any other person found to have violated or to be about to violate any of the terms of this Agreement.

13.	This Agreement constitutes the sole and complete agreement between and among the Parties relating to Common Interest Materials.

14.	Any modifications to this Agreement must be in writing and signed by all Parties.

15.
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or pdf shall be equally effective as delivery of the original, and shall not affect the validity, enforceability or binding effect of this Agreement.

16.
This Agreement is governed by and shall be construed in accordance with the laws of the State of [Delaware] (without regard to its choice of law principles). In addition, each Party hereby irrevocably submits to the exclusive jurisdiction of the [Court of Chancery of the State of Delaware], in respect of any claim or dispute arising out of or relating to this Agreement. Each Party hereby irrevocably waives any objection which it may now or hereafter have to the [Court of Chancery of the State of Delaware], being nominated as the forum to hear and determine any proceedings and to settle any disputes and shall not claim that any such court is not a convenient or appropriate forum.

17.	The invalidity of any one provision or part of this Agreement shall not render the entire Agreement invalid.
[Signature Page Follows]

Effective as of         ,     .
AXA S.A.

By:
    Name:
    Title:

AXA EQUITABLE HOLDINGS, INC.

By:
    Name:
    Title:

Schedule A

Third-Party Services Provided through AXA Providers to AEH Recipients
Capitalized terms used in this Schedule A and not otherwise defined have the respective meanings ascribed thereto in the Transitional Services Agreement to which this Schedule A is attached and of which this Schedule A forms a part.
The applicable AXA Providers, through the listed Third-Party Provider or another third-party provider, shall continue to provide the Services on this Schedule A until the earlier of (i) the third anniversary of the date on which AXA ceases to beneficially own more than 50% of the outstanding common stock, par value $0.01, of AEH (provided that the AXA Provider is contractually permitted to provide such Service pursuant to the terms of the underlying contract governing the provision of the Service) or (ii) the date on which the applicable AEH Recipient elects to terminate such Service by providing earlier notice of such termination in accordance with the terms of the Transitional Services Agreement. Extensions of any Service on this Schedule A may be negotiated by the applicable AXA Provider and AEH Recipient.

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
Marketing	Site Improve	AEH Group will continue to have access to AXA Group’s Site Improve contract, AXA Group’s website quality assurance tool.	Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group based on usage.	AXA Group	AEH Group
Marketing	Google Analytics	AEH Group will continue to have access to the AXA Group’s Google Analytics contract for tracking and identifying websites for user engagement.	Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group based on the number of Group companies using this service.	AXA Group	AEH Group
Marketing	Rhythm One	AEH Group will continue to have access to Rhythm One, a link shortening service.	The service is not considered as material and is currently not invoiced.	AXA Group	AEH Group
Marketing	TNS
AEH Group will continue to have access to the research services provided by TNS, in particular AEH Group will have access to the use of the brand preference tracker, which allows Marketing to measure brand strength in various consumer marketplaces.
			Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group based on the number of Group companies using this service.	AXA Group	AEH Group
Investments	CreditSights	AEH Group will continue to have access to CreditSights, a credit research provider.	Third Party Provider will continue to directly invoice the AXA Group who will pass these costs through to the AEH Group in accordance with established fee schedule.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
Human Resources	Computershare	AEH Group will continue to have access to Computershare to execute long term compensation plans.	Third Party Provider will invoice AEH Group directly.	AXA Group	AEH Group
Human Resources	Ted Talks	AEH Group will continue to have access to the AXA Group training platform for content.	Third Party Provider will continue to directly invoice AXA Group who will who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
Human Resources	Learning Heroes	AEH Group will continue to have access to the AXA Group training platform for content.	Supplier will continue to directly invoice AXA Group who will who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
Human Resources	Cegos	AEH Group will continue to have access to the AXA Group training platform for content.	Supplier will continue to directly invoice AXA Group who will who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
Human Resources	Skill Pill	AEH Group will continue to have access to the AXA Group training platform for content.	Supplier will continue to directly invoice AXA Group who will who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
Human Resources	Culture IQ	AEH Group will continue to have access to the Culture IQ contract, for the purposes of accessing and distributing the Pulse Culture Survey to employees through HR.	Third Party Provider will continue to directly invoice the AXA Group who will pass these costs through to the AEH Group in accordance with established rates and fees.	AXA Group	AEH Group
Human Resources	Qualtrics	AEH Group will continue to have access to the Group Qualtrics contract in order to perform the 360- Degree Assessment Review.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Services	Accenture	AEH Group will continue to have access to a full range of Accenture services including consulting and IT infrastructure services.	Third Party Provider will continue to directly invoice the AXA Group who will pass these costs through to the AEH Group in accordance with established rates and fees.	AXA Group	AEH Group
IT/ Hardware	La Compagnie IBM France (“La Compagnie IBM”)	AEH Group will continue to have access to IT hardware and software maintenance services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/ Software	La Compagnie IBM France	AEH Group will continue to have access to distributed, middleware and infrastructure products through perpetual licenses.	Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/ Hardware/ Software/ Services	La Compagnie IBM France	AEH Group will continue to have access to mainframe licensing, support, processing services and related network connectivity.	Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/ Software	La Compagnie IBM France	AEH Group will continue to have access to infrastructure environment support products via perpetual licenses.	Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Services	La Compagnie IBM France	AEH Group will continue to have access to the Private Cloud infrastructure and related services.	Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Cloud Services	La Compagnie IBM France (“La Compagnie IBM”)	AEH Group will continue to have access to the AXA Group Intranet platform.	Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Adobe Systems Incorporated; Adobe System Software Ireland Limited (together, “Adobe”)	AEH Group will continue to have access to Adobe products for Document Management and Graphic Design offered as an annual subscription service.	Third Party Provider will continue to directly invoice the AXA Group who will pass these costs through to the AEH Group in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	Airwatch	AEH Group will continue to have access to enterprise mobility management products especially the enterprise mobile telephone enrollment via on-premise perpetual licenses.	Agreement has been fully pre-paid at inception.	AXA Group	AEH Group
IT/ Software	Citrix	The AEH Group will continue to have access to perpetual licenses and maintenance support related services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	Algosec	AEH Group will continue to have access to network security utility and appliances.	Third Party Provider will continue to directly invoice the AXA Group who will pass these costs through to the AEH Group in accordance with established rates and fees.	AXA Group	AEH Group
IT/Cloud Services	Amazon Web Services	AEH Group will have access to Amazon Web Service’s public cloud platform.	If services are started, direct billing based on affiliates agreement governed by AXA Group Enterprise Agreement	AXA Group	AEH Group
IT/Services	Orange Cyber Defense	AEH Group will continue to have access to service for Distributed Denial of Service protection.	Third Party Provider will continue to directly invoice the AXA Group who will pass these costs through to the AEH Group in accordance with established rates and fees.	AXA Group	AEH Group
IT/Network	AT&T	AEH Group will continue to have access to network services for international and local USA circuits, which includes connectivity for datacenters, branches & campus locations.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Software	BMC	AEH Group will continue to have access to IT infrastructure to configure and monitor virtual servers through perpetual licenses.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based license maintenance for each calendar year.	AXA Group	AEH Group
IT/Software	BravoSolution France SAS	AEH Group will continue to have access to a business intelligence platform to monitor third-party vendor spends.	Third Party Provider will continue to directly invoice the AXA Group who will pass these costs through to the AEH Group in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	Computer Associates France (“Computer Associates”)	AEH Group will continue to have access to perpetual mainframe and distributed software products, maintenance and support, professional services, related education and SaaS services.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Services	Sogeti (formerly known as Cap Gemini)	AEH Group will continue to have access to offshore IT professional services to support IT and security operations.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software & Services	CheckPoint	AEH Group will continue to have access to perpetual licenses, maintenance & support services to provide protection of the AEH Group’s network environment.	Fees for maintenance are invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Services	CISCO	AEH Group will continue to have access to video conferencing capabilities.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based license maintenance for each calendar year.	AXA Group	AEH Group
IT/Services	CISCO	AEH Group will continue to have access to the maintenance support and services for Cisco hardware, software and network security in datacenters, branches & campus locations.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Software	Cloudera, Inc.	AEH Group will continue to have access to a high availability file system offered as an annual subscription service.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Services	Cognizant Technology Solutions France S.A.	AEH Group will continue to have access to Cognizant’s IT professional services to support IT operations.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	Compuware	AEH Group will continue to have access to its perpetual mainframe developer software licenses and maintenance / support for management tools.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based the consumption of licenses on a yearly basis.	AXA Group	AEH Group
IT/Software	Coursera	AEH Group will continue to have access to the AXA Group training platform.	Third Party Provider will continue to directly invoice the AXA Group who will charge the AEH Group for its portion of the invoice based on AEH’s consumption each calendar year.	AXA Group	AEH Group
IT/ Services	Detack GmbH	AEH Group will continue to have access to password strength auditing throughout the environment.	Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group.	AXA Group	AEH Group
IT/Services	DXC Technology Company	AEH Group will continue to have access to IT and consulting services, software licenses and business system processing.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	CyberArk	AEH Group will continue to have access to CyberArk’s security products through perpetual licenses.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Cloud Service	Cornerstone on Demand Limited	AEH Group will continue to have access to the learning talent management system for training and collaboration.	Third Party Provider will continue to directly invoice AXA Group who will who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Services	DELL /NTT	AEH Group will continue to have access to Help Desk services and field support.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Security	Dell Secureworks	AEH Group will continue to have access to IT security software.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	DoubleClick	AEH Group will continue to have access to Google Analytics.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Business Services	Ernst & Young et Associés	AEH Group will continue to have access to IT and business consulting services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Network	F5	AEH Group will continue to have access to support services for the network security and load balancing equipment.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/ Software	Flexera Software	AEH Group will continue to have access to perpetual license software for service management and license compliance.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/ Services	Gartner	AEH Group will continue to have access to Gartner’s IT Advisory Research Services offered as an annual subscription service.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Cloud Services	Genesys	AEH Group will continue to have access to call center application subscriptions in SaaS (software as a service) mode for contact centers.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Greenlight Technologies	AEH Group will continue to have access to tools and utilities to assist with the segregation of user roles.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Hearsay Social Inc.	AEH Group will continue to have access to social media and networking tools.	The Master Agreement defines specific SaaS license pricing tier calculated on the aggregate number of license across the whole AXA Group.	AXA Group	AEH Group
IT/Software	ITESoft	AEH Group will continue to have access to software used by AXA Services (Finance Back Office in Morocco) to scan invoices into PeopleSoft.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Informatica	AEH Group will continue to have access to the Copernic data integration layer.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Business Services	KPMG SA	AEH Group will continue to have access to consulting services and IT services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Services	LinkedIn	AEH Group will continue to have access to LinkedIn Recruiter licenses.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Hardware	Lenovo	AEH Group will continue to be able to acquire equipment and support services.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Software	Microfocus – Arcsight	AEH Group will continue to have access to Security Software perpetual licenses and related maintenance/support.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Microfocus	AEH Group will continue to have access to perpetual licenses and support for application testing tools.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Microsoft	AEH Group will continue to have access to workplace and distributed products and services offered as an annual subscription service.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Cloud Services	Microsoft	AEH Group will continue to have access to the Azure public cloud services.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Cloud Services	NetApp	AEH Group will continue to have access across hybrid environments.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	Nitro	AEH Group will continue to have access to products for document management.	Third Party Provider will continue to directly invoice AXA Group who will pass these costs through to AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Network Security	N3K Vital QIP	AEH Group will continue to be able to acquire software and support services for network management.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Software	Oracle France SAS	AEH Group will continue to have access to perpetual product licenses and maintenance to support business data repository and customer front-end web-facing application needs.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Oracle France SAS	AEH Group will continue to have access to the PeopleSoft system.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Oracle France SAS	AEH Group will continue to have access to Oracle’s Human Resource applications.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Orchestra Networks	AEH Group will continue to have access to the Copernic Master Data Management Tool.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Perfecto Mobile Company	AEH Group will continue to have access to mobile application testing tools.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Network/Software	QUALYS, Inc	AEH Group will continue to have access to IT security products offered as an annual subscription which includes network vulnerability management.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	RSA	AEH Group will continue to have access authentication to network and computing environment.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Cloud Services	Salesforce.com EMEA Limited	AEH Group will continue to have access to Service & Sales Cloud products offered as an annual subscription service.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Software	SAP France	AEH Group will continue to have access and support for SAP Copernic General Ledger & the ARIBA procurement system offered as an annual subscription service.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	SAP France	AEH Group will continue to have access and support for the Enterprise Resource Planning system offered via perpetual licenses.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	SAS Institute SAS	AEH Group will continue to have access to software licenses and support in marketing for statistical model analysis.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Cloud Services	SERVICE NOW	AEH Group will continue to have access to services and support for the ServiceNow IT Service Management platform.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Stonebranch	AEH Group will continue to have access to distributed workload automation and universal data mover tool in support of financial systems.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	Symantec LTD	AEH Group will continue to have access to perpetually licensed security products & support.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	SUSE	AEH Group will continue to have access to Redhat Enterprise Linux licenses, maintenance and support services.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Services	Tata America International Corporation	AEH Group will continue to have access to general consulting and IT services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Software	Thomson Reuters	AEH Group will continue to have access to risk and control solutions enterprise licenses and maintenance services.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	Towers Watson Software Ltd	AEH Group will continue to have access to HR and actuarial software, related support services, and general consulting services.	Fees invoiced directly to the AEH Group by Towers Watson (or the applicable affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Cloud Services	Veracode	AEH Group will continue to have access to SaaS tools for assessment of security vulnerabilities within business IT applications.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.)	AXA Group	AEH Group
IT/ Software	Veritas Technologies	AEH Group will continue to have access to storage management and backup software.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.)	AXA Group	AEH Group
IT/Software	VMWare	AEH Group will continue to have access to VMWare software and support services.	Agreement has been fully pre-paid.	AXA Group	AEH Group
IT/Cloud Services	West Audio Conferencing	AEH Group will continue to have access to audio conferencing and support services.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Subscriptions	WebEx	AEH Group will continue to have access to audio and video conferencing services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	WorldCheck	AEH Group will continue to have access to subscription licenses.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group
IT/Software	WPL	AEH Group will continue to have access to software licenses and maintenance support to provide the IT department with billing data on the mainframe usage.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group

Functional Area	Third-Party Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/ Hardware & Services	Hitachi	AEH Group will continue to have access to IT equipment and related services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AXA Group	AEH Group
IT/Software	Hewlett Packard	AEH Group will continue to have access to management tools and support services.	Third Party Provider will continue to directly invoice AXA Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AXA Group	AEH Group

Schedule B
Third Party Services Provided through AEH Providers to AXA Recipients

Capitalized terms used in this Schedule B and not otherwise defined have the respective meanings ascribed thereto in the Transitional Services Agreement to which this Schedule B is attached and of which this Schedule B forms a part.
The applicable AEH Providers shall continue to provide the Services on this Schedule B until the earlier of (i) the third anniversary of the date on which AXA ceases to beneficially own more than 50% of the outstanding common stock, par value $0.01, of AEH (provided that the AEH Provider is contractually permitted to provide such Service pursuant to the terms of the underlying contract governing the provision of the Service) or (ii) the date on which the applicable AXA Recipient elects to terminate such Service by providing earlier notice of such termination in accordance with the terms of the Transitional Services Agreement. Extensions of any Service on this Schedule B may be negotiated by the applicable AEH Provider and AXA Recipient.

Functional Area	Third-Party or Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Software	Adaptiva	AXA Group will continue to have access to power and configuration management desktop software license and maintenance services.	Third Party Provider will continue to directly invoice AEH Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AEH Group	AXA Group
IT/Mobile Services	AT&T Mobility	AXA Group will continue to have access to mobile devices and plans via an affiliate participation agreement entered directly between AEH and Third Party Provider.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AEH Group	AXA Group
IT/ Equipment & Services	Curvature	AXA Group will continue to have access to purchase IT equipment, software, and services via orders placed directly between AEH and Third Party Provider.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AEH Group	AXA Group
IT/Services	Dimension Data	AXA Group will continue to have access to IT services via orders placed directly between AEH and Third Party Provider.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AEH Group	AXA Group
IT/Training Services	Global Knowledge Training	AXA Group will continue to have access to IT training courses and related services via orders placed directly between AEH and Third Party Provider.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AEH Group	AXA Group
IT/ Services	ICP (Island Computer Products Inc.)	AXA Group will continue to have access to purchase IT services via orders placed directly between AEH and Third Party Provider.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AEH Group	AXA Group
IT/ Staffing Services	Kelly Services	AXA Group will continue to have access to IT staffing services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AEH Group	AXA Group

Functional Area	Third-Party or Provider	Description of Services	Service Fee	Service Provider	Service Recipient
IT/Staffing Services	Modis Inc.	AXA Group will continue to have access to IT staffing services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AEH Group	AXA Group
IT/Staffing Services	Oakridge Staffing	AXA Group will continue to have access to IT staffing services.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with established rates and fees.	AEH Group	AXA Group
IT/Cloud Services	Proofpoint	AXA Group will continue to have access to encrypted “secure send” cloud services for emails.	Third Party Provider will continue to directly invoice AEH Group who will charge the AXA Group for its portion of the invoice based on each calendar year’s consumption.	AEH Group	AXA Group
IT/Software	Riverbed	AXA Group will continue to have access to network performance and monitoring data.	Third Party Provider will continue to directly invoice AEH Group who will charge the AEH Group for its portion of the invoice based on each calendar year’s consumption.	AEH Group	AXA Group
IT/ Software	Rocket Software	AXA Group will continue to have access to Third Party Provider’s mainframe software and related maintenance services for data index management and index recovery.	Fees invoiced directly by Third Party Provider (or the applicable Affiliate) in accordance with existing rates and fees.	AEH Group	AXA Group

Schedule C

Direct Services Provided by AXA Providers to AEH Recipients
Capitalized terms used in this Schedule C and not otherwise defined have the respective meanings ascribed thereto in the Transitional Services Agreement to which this Schedule C is attached and of which this Schedule C forms a part.
The applicable AXA Providers shall continue to provide the Services on this Schedule C until the earlier of (i) the third anniversary of the date on which AXA ceases to beneficially own more than 50% of the outstanding common stock, par value $0.01, of AEH (provided that the AXA Provider is contractually permitted to provide such Service pursuant to the terms of the underlying contract governing the provision of the Service) or (ii) the date on which the applicable AEH Recipient elects to terminate such Service by providing earlier notice of such termination in accordance with the terms of the Transitional Services Agreement. Extensions of any Service on this Schedule C may be negotiated by the applicable AXA Provider and AEH Recipient.

Functional Area	Description of Services	Service Fee	Service Provider	Service Recipient
Human Resources
AXA Group will continue to provide the AEH Group with access to and/or use of the following systems, technology, assets, programs and services (“service types”) notably: Live Learning training programs, e-learning programs, systems, tools, data feeds required to enable systems access and functionality, employee surveys, human resource analytical tools for workforce and capacity planning, and other technology tools; compensation resources; and access to AXA Group resources/assets including frameworks, human resource strategies, talent management, organizational review and associated supporting materials.

		Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the volume of services provided.	AXA Group	AEH Group
Finance / HR
AXA Group will continue to provide support to AXA Equitable Holdings for certain corporate functions, including key financial analysis, audit, treasury and asset management functions and talent management activities.
		The AXA Group will invoice these services at cost.	AXA Group	AEH Group
Internal Audit
AXA Group will continue to provide the AEH Group with the Internal Audit computer system; methodology; functional management oversight; and quality assurance reviews. The AEH Group will continue to have access to the AXA Group’s specialized internal audit resources and personnel for purposes of completing specialized audit missions.
		Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the volume of services provided.	AXA Group	AEH Group

Functional Area	Description of Services	Service Fee	Service Provider	Service Recipient
Risk Management
AXA Group will continue to provide the AEH Group with risk management services covering life, financial and operational risks and internal control, including information technology risks, and related services. As part of such services, the AXA Group will provide risk modeling support, including delivering to the AEH Group monthly risk neutral scenarios for US GAAP and economic modeling and variable annuity hedging purposes, and calibration of longevity risk scenarios and annual assumptions. As part of the services, the AEH Group will also have access to the AXA Group’s operational risk management tools and databases. Furthermore, the AEH Group will have access to all standardized risk reports generated from the AXA Group’s risk tools. The AEH Group will also continue to have access to proprietary risk management frameworks developed by the AXA Group.
		Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the volume of services provided.	AXA Group	AEH Group
Fiscal Matters
AXA Group will continue to provide technical advice and support for tax and tax accounting matters, including collecting AXA Group documentation to assist in tax audits, assisting in implementing specific Group-wide guidelines and initiatives, and assisting in deferred tax management and non-audit services policy aspects. In addition, the AXA Group will coordinate tax teams in various countries where local input is required, as well as the AEH Group’s access to internal trainings and tax conferences.
		Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the volume of services provided.	AXA Group	AEH Group
Investment and ALM Services
AEH Group will continue to have access to frameworks, guidelines, tools and advice on investments, derivatives and asset liability management topics, including AXA Group real world scenarios, provided by the AXA Group. The AEH Group will also continue to participate in the AXA Group’s policies for corporate responsibility and responsible investments. Furthermore, the AXA Group will continue to provide the AEH Group with credit analysis, research and corresponding tools for corporate bond, sovereign and government-related investments, including providing the AXA internal rating and comprehensive credit reviews of subordinated credit classes
		Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the volume of services provided.	AXA Group	AEH Group
Corporate Responsibility and Public Affaires	AEH Group will continue to have access to the AXA Group’s corporate responsibility, environmental and social well-being frameworks and initiatives.	Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the volume of services provided.	AXA Group	AEH Group
Procurement
AXA Group will continue to provide the AEH Group with access to procurement related services provided under the AXA Group’s IT and non-IT contracts and will support the maintenance and integration of the third-party services in various functional areas.
		Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the volume of services provided.	AXA Group	AEH Group

Functional Area	Description of Services	Service Fee	Service Provider	Service Recipient
Finance
AXA Group will continue to perform the day to day treasury, US GAAP and IFRS accounting and cash management operations including reconciliation of cash accounts and FOREX exposure forecasts and hedging for AXA Technology Services America Inc.

		AXA Group will invoice the AEH Group at a fixed price.	AXA Group	AEH Group
Group Communications & Brand
AEH Group will continue to receive support from Group Communications and Brand including on
•    media relations, reputation management, crisis management
•    expertise on social media and employee engagement initiatives
•    support on advertising expertise
		Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the volume of services provided.	AXA Group	AEH Group
IT/ Office 365 support	AXA Group will continue to provide Global O365 and workplace support including Store n' Share, Connect, Voice n' More and supporting infrastructure.	Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the number of users.	AXA Group	AEH Group
IT/ Service Management	AXA Group will continue to provide IT Service Management Support (License, Application support, Enhancements)	Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the number of licenses.	AXA Group	AEH Group
IT/Mobile Device Management	AXA Group will continue to provide global support for mobile device management
Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the yearly fixed cost covering a pass-through subscription fees for new machines, yearly maintenance fee based on number of machines and administration of the installed base at cost.
			AXA Group	AEH Group
IT/ Intranet	AXA Group will continue to provide global intranet support (hosting, support, and licenses)	Consistent with existing billing practices, the AXA Group will invoice the AEH Group based on an annual license fee per user.	AXA Group	AEH Group
IT/ Public Cloud Services	AXA Group will continue to provide global support of Azure Platform and tools and contribution to AXA Group global approach for Platform as a Service.	Consistent with existing billing practices, the AXA Group will invoice the AEH Group based on consumption and unit price.	AXA Group	AEH Group

Functional Area	Description of Services	Service Fee	Service Provider	Service Recipient
IT/ Private Cloud Services	AXA Group will continue to provide global support of Private Cloud and contribution to AXA Group global approach.	Consistent with existing billing practices, the AXA Group will invoice the AEH Group based on AXA Group cost allocation factoring in size of operating companies.	AXA Group	AEH Group
IT/ Security Services	AXA Group will continue to provide the following Group supported IT Infrastructure security services: - Security Operations Center - Privilege user management - DDoS	Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the IT intensity of local operations (IT budget used as proxy.)	AXA Group	AEH Group
IT/ Data Lake Infrastructure	AXA Group will continue to provide global support of Big Data Platform.	AXA Group will invoice the AEH Group a fix cost for data lake foundation (core and platform) and variable costs based on consumption.	AXA Group	AEH Group
IT/ Financial Services	AXA Group will continue to provide functional support for the SAP Copernic General Ledger platform and other related tools & activities.	Consistent with existing billing practices, the AXA Group will invoice the AEH Group at cost based on the number of licenses and consumption.	AXA Group	AEH Group
IT/ Global Tools
AXA Group will continue to provide maintenance and support of AXA Group tools used by AXA Equitable for Finance, HR, Procurement, Marketing and Communication, Customer Relationship Management, and Information Technology.
		Consistent with existing billing practices, the AXA Group will invoice the AEH Group.	AXA Group	AEH Group
IT/ Global Services
AXA Group will continue to provide global services provided by AXA Group such as management of certain Global projects, Global IT Strategy and Governance, Audit, Convergence of Business Systems, Global IT Operating Model.
		AXA Group will invoice the AEH Group based on consumption.	AXA Group	AEH Group
IT/compliance and internal control	AXA Group will continue to provide IT certifications on IT services.	Consistent with existing billing practices, the AXA Group will invoice the AEH Group based on consumption.	AXA Group	AEH Group

Schedule D

Direct Services Provided by AEH Providers to AXA Recipients
Capitalized terms used in this Schedule D and not otherwise defined have the respective meanings ascribed thereto in the Transitional Services Agreement to which this Schedule D is attached and of which this Schedule D forms a part.
The applicable AEH Providers shall continue to provide the Services on this Schedule D until the earlier of: (i) the third anniversary of the date on which AXA ceases to beneficially own more than 50% of the outstanding common stock, par value $0.01, of AEH and (ii) the date on which the applicable AXA Recipient elects to terminate such Service by providing earlier notice of such termination in accordance with the terms of the Transitional Services Agreement. Extensions of any Service on this Schedule D may be negotiated by the applicable AEH Provider and AXA Recipient.

Functional Area	Description of Services	Service Fee	Service Provider	Service Recipient
Compliance
AllianceBernstein will continue to report the beneficial ownership for controlling publicly listed companies for competition authorities around the world for AXA companies in Asia, Africa, Middle East and the Americas. For Japan, reporting responsibility will continue to be split with AXA IM. Japan will report for itself in cases where AB needs no position.
		The reporting service is not considered as material and is currently not invoiced.	AEH Group	AXA Group
Legal	AEH Group will continue to provide legal services related to AXA Group’s global litigation.	AEH will invoice the applicable AXA Group parties at cost.	AEH Group	AXA Group
Human Resources	AEH Group will continue to administer AXA Shareplans for 2013 – 2017 and AXA Performance Shares granted in 2015, 2016 and 2017 for employees of the AXA Group’s US operations.	The service is not considered as material and is currently not invoiced.	AEH Group	AXA Group
Fiscal Matters
AEH Group will continue to provide technical advice and support for tax matters, including preparing the tax filings of the AXA US Holdings, Inc. tax group for the fiscal year 2018 and tax accounting, and will manage tax audits and litigations for the AXA US Holdings, Inc. tax group until the filings for fiscal year 2018 are made. It will also coordinate the US tax view for all entities in the AXA Group operating in the US.
		AEH Group will invoice the applicable AXA Group parties at cost based on volume of services provided.	AEH Group	AXA Group (AXA US Holdings Inc.)
Investment Accounting	AEH Group will continue to provide investment accounting services for the AXA Group’s property and casualty insurance companies operating in the US.	AEH Group will invoice the applicable AXA Group parties at cost based on volume of services provided.	AEH Group	AXA Group (AXA US Holdings Inc.)
Internal Audit	AXA Group will continue to have access to the AEH’s specialized internal audit resources and personnel for purposes of completing specialized audit missions.	AEH Group will invoice the applicable AXA Group parties at cost based on the volume of services provided.	AEH Group	AXA Group

Functional Area	Description of Services	Service Fee	Service Provider	Service Recipient
Real Estate
AEH Group will continue to provide a comparable level of office space as previously provided to employees of AXA Group’s US operations, including physical security, at or near the following locations:
•    525 Washington Boulevard, Jersey City
•    100 Madison Street, Syracuse and
•    1290 Avenues of the Americas, New York

		AEH Group will invoice the applicable AXA Group parties at cost based on usage.	AEH Group	AXA Group
AXA Strategic Ventures	AEH Group will continue to provide administrative, Treasury and Finance support services for AXA Strategic Ventures Corporation and AXA Strategic Ventures US, LLC.	AEH Group will invoice the applicable AXA Group parties at cost.	AEH Group	AXA Group
IT/ Workplace Services
AEH Group will continue to provide laptop provisioning, desktop support, help desk, and mobile devices.
This includes support of communication services linked to the workplace (Office 365 email, Skype, remote access / VPN, etc.), security management for the workplace.
		AEH Group will invoice AXA Group for its portion of the services based on AXA Group’s consumption.	AEH Group	AXA Group
IT/ Private Cloud
AEH Group will continue to support the transition of Private Cloud local / regional activities to AXA Group (in Americas) by supporting the identification and implementation of local set-up pre-requisites for AXA Group entities.
		AEH Group will invoice AXA Group for its portion of the services based on AXA Group’s consumption.	AEH Group	AXA Group

Schedule E

Long Term Group Services
Capitalized terms used in this Schedule E and not otherwise defined have the respective meanings ascribed thereto in the Transitional Services Agreement to which this Schedule E is attached and of which this Schedule E forms a part.
.Extensions of any Service on this Schedule E may be negotiated by the applicable Service Provider and Service Recipient.

Functional Area	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
IT/ Network
AXA Group will continue to provide the AEH Group:

a. Global backbone connectivity to mainframe
b. Global backbone connectivity to ABS
c. GAB (Global Application Backbone) for accessing various group services
d. Global network command center

		Consistent with existing billing practices, the AXA Group will invoice the AEH Group based on consumption.	3 months before the end of the data center lease (9/30/2022).	AXA Group	AEH Group
IT/ Mainframe services	AXA Group will continue to provide the AEH Group mainframe hosting services and support.	Consistent with existing billing practices, the AXA Group will invoice the AEH Group based on consumption.	3 months before the end of the data center lease (9/30/2022).	AXA Group	AEH Group
IT/ Hosting Services
AEH Group will provide infrastructure hosting services to other AXA entities in the Americas.
This includes AS 400 hosting for AXA Insurance Company and AXA Liabilities Managers US operations.
AXA US Infrastructure team will collaborate with Global Network Services to ensure network access to the data center, internet access, and other third-party network access is maintained for all AXA Companies hosted.
		Consistent with existing billing practices, the AEH Group will invoice the applicable AXA entities.	3 months before the end of the data center lease (9/30/2022).	AEH Group	AXA entities in Americas

Functional Area	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
Human Resources
AEH Group will continue to provide the AXA Group’s US operations with human resource administrative services, including systems and technical HRIS support, payroll services and related system feeds including filings through the last pay roll cycle.

		Consistent with existing billing practices, the AEH Group will invoice the applicable AXA Group parties at cost based on FTEs administered and volume of services provided.	Payroll administration will end 12/31/20 for wages incurred in 2020, except for state/federal reporting requirements and W2 creation for 2020 which will extend into Q1 2021.	AEH Group	AXA Group
Benefit Plans
AEH Group will continue to administer the (historical) existing benefits of AXA Group employees in the AXA Equitable Retirement Plan and any other plans in which AXA Group employees continue to have balances.
		AXA Group will continue to pay the costs related to its employees consistent with existing billing practices.	The date that all benefits have been paid to the AXA Group employees.	AEH Group	AXA Group
Website Redirect
AXA Group will provide and maintain a webpage, and the AXA Group and the AEH Group will work together in good faith to determine the content of such webpage, that will allow Internet end users arriving at AXA.com to click a link to be transferred to a URL designated by the AEH Group for the operation of its business, or to click another link or links to be transferred to a URL designated by the AXA Group for the operation of the businesses of the AXA Group and its affiliates.
		AXA Group will invoice the AEH Group at cost.	18 months after the date on which AXA ceases to beneficially own more than 50% of the outstanding common stock, par value $0.01, of AEH	AXA Group	AEH Group

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